 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ⌧
Filed by a Party other than the Registrant        ◻
Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e) (2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under Section 240.14a-12

The Eastern Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required
◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
◻	Fee paid previously with preliminary materials.
◻
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No. :
	(3)	Filing Party:
	(4)	Date Filed:

THE EASTERN COMPANY
112 Bridge Street
P.O. Box 460
Naugatuck, CT 06770-0460
______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 29, 2020
______________
The Annual Meeting of Shareholders of The Eastern Company (“Eastern” or the “Company”) will be held on April 29, 2020 at 11:00 a.m., local time, at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460, for the following purposes:

1.	To elect seven directors.
2.	To approve and adopt The Eastern Company 2020 Stock Incentive Plan.
3.	To cast a nonbinding advisory vote to approve the compensation of the named executive officers.
4.
To ratify the Audit Committee’s recommendation and the Board of Directors’ appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2020.

5.	To transact such other business as may properly come before the annual meeting of shareholders or any adjournment thereof.

The Board of Directors has fixed March 2, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

Your vote is very important. Whether or not you plan to attend the annual meeting of shareholders or any adjournment thereof, we urge you to submit your proxy as promptly as possible.  If you attend the annual meeting and vote in person before your proxy is exercised, your proxy will be deemed revoked and will not be used.

All shareholders are cordially invited to attend the annual meeting of shareholders or any adjournment thereof, and management looks forward to seeing you there.

By order of the Board of Directors,

Theresa P. Dews
 Secretary

March 5, 2020

PROXY STATEMENT
of
THE EASTERN COMPANY

for the Annual Meeting of Shareholders
To Be Held on April 29, 2020

The Board of Directors of The Eastern Company (“Eastern,” the “Company,” “we,” “us” or “our”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2020 Annual Meeting of Shareholders and at any adjournment thereof (the “Annual Meeting”). This proxy statement is first being furnished to shareholders on or about March 5, 2020.

GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

The Board of Directors of Eastern (the “Board”) has fixed the close of business on March 2, 2020 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 6,240,705 outstanding shares of Eastern common stock, no par value (“Common Shares”), with each Common Share entitled to one vote.

The presence, in person or by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

If you grant a proxy to the persons named on Eastern’s proxy card, the Common Shares represented by your proxy will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board contained in this Proxy Statement and on the form of proxy card. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) “FOR ALL” on the proposal to elect: Mr. Fredrick D. DiSanto, Mr. John W. Everets, Mr. Charles W. Henry, Mr. Michael A. McManus, Jr., Mr. James A. Mitarotonda, Mrs. Peggy B. Scott and Mr. August M. Vlak to the Board, each for a one-year term and until their successors have been duly elected and qualified; (2) FOR the approval and adoption of The Eastern Company 2020 Stock Incentive Plan; (3) FOR the approval, on an advisory basis, of the compensation of the named executive officers; and (4) FOR the proposal to ratify the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the Company’s 2020 fiscal year. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.

If you submit a proxy and then wish to change your vote, you will need to revoke the proxy that you have submitted.  A shareholder may revoke his or her proxy at any time before it is exercised by voting in person at the Annual Meeting or by timely delivery of a properly executed, later-dated proxy card or a written revocation of his or her proxy.  A later-dated proxy card or written revocation must be received before the Annual Meeting by the Corporate Secretary of the Company, at 112 Bridge Street, P.O. Box 460, Naugatuck, CT  06770-0460, or it must be delivered to the Corporate Secretary of the Company at the Annual Meeting before proxies are exercised. You may also revoke your proxy by submitting a new proxy via the Internet at www.proxyvote.com or by telephone, no later than 11:59 p.m. Eastern Time on April 28, 2020. Attendance at the Annual Meeting does not, without further action, revoke the appointment of a proxy; however, your proxy may be revoked either by giving notice of revocation or voting in person at the Annual Meeting before your proxy is exercised.

The Common Shares are listed under the ticker symbol “EML” on The NASDAQ Stock Market LLC (“NASDAQ”).

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. On approximately March 5, 2020, we mailed a Notice of internet availability of Proxy Materials advising our shareholders that they could view all of the proxy materials online or request a paper or e-mail copy of the proxy materials. This online access format expedites the delivery of materials, reduces printing and postage costs and reduces the environmental impact of our Annual Meeting.

How to Request a Paper or E-mail Copy of the Proxy Materials

You may receive a paper or e-mail copy of the proxy materials free of charge by requesting a copy through one of the following methods:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL:	sendmaterial@proxyvote.com

Voting at the Annual Meeting

Except in the case of a contested election, directors will be elected by a majority of the votes cast by the shares entitled to vote in the election of directors at the annual meeting of shareholders at which a quorum is present.  Consequently, a nominee will be elected as a director if the votes cast for the nominee’s election as a director exceed the votes cast against such nominee’s election as a director.  However, in a contested election, directors will be elected by a plurality of the votes cast at the annual meeting of shareholders.  An election will be considered to be contested if, as of the record date for the annual meeting of shareholders, there are more nominees for election to the Board than there are positions on the Board to be filled by election at the annual meeting.  Because the election of directors at this year’s Annual Meeting is not a contested election, a nominee for election as a director at the Annual Meeting will be elected if the votes cast for the nominee exceed the votes cast against the nominee.

If a director is subject to reelection in an uncontested election by a majority of the votes cast, but a majority of the votes are cast against his or her reelection, then the Board will request that the director tender his or her resignation.  The Board will nominate for election or reelection as a director only those candidates who agree to tender, promptly following the annual meeting of shareholders at which they are elected or reelected as a director, irrevocable resignations that will be effective upon:  (a) their failure to receive the required vote at the annual meeting of shareholders at which they face reelection; and (b) the acceptance of such resignation by the Board.  In addition, the Board will fill vacancies on the Board and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors.  If an incumbent director fails to receive the required vote for reelection, the Board will act on an expedited basis to determine whether to accept or reject the director’s resignation.  A director whose resignation is under consideration must abstain from participating in any decision regarding that resignation.

Each matter to be acted upon at the Annual Meeting other than the election of directors will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter, assuming a quorum is present.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. An abstaining vote or a broker “non-vote” is considered to be present for purposes of determining a quorum but is not deemed to be a vote cast. As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results for the election of directors or the other matters to be acted on at the Annual Meeting, each of which requires the approval of a majority of the votes cast, and therefore do not have the effect of votes of opposition in such tabulations.

The Board recommends voting:

“FOR ALL” on the proposal to elect Mr. Fredrick D. DiSanto, Mr. John W. Everets, Mr. Charles W. Henry, Mr. Michael A. McManus, Jr., Mr. James A. Mitarotonda, Mrs. Peggy B. Scott and Mr. August M. Vlak as directors.

FOR the approval and adoption of The Eastern Company 2020 Stock Incentive Plan.

FOR the approval of the compensation of the named executive officers.

FOR the ratification of the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

Item No. 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve for one-year terms, which expire in 2021 or until a successor is duly elected and qualified. Mr. Fredrick D. DiSanto, Mr. John W. Everets, Mr. Charles W. Henry, Mr. Michael A. McManus, Jr., Mr. James A. Mitarotonda, Mrs. Peggy B. Scott and Mr. August M. Vlak, are the Company’s nominees for election at the Annual Meeting. All nominees are current directors whose terms expire in 2020.

Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your Common Shares “FOR ALL” of the Company’s nominees. If a nominee is unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board.  However, the Board has no reason to believe that the Company’s nominees will be unavailable for election at the Annual Meeting. Approval of this resolution requires the affirmative vote of a majority of the votes duly cast by the Common Shares represented at the Annual Meeting that are entitled to vote on the matter.

The Board recommends a vote “FOR ALL” on the proposal to elect Mr. Fredrick D. DiSanto, Mr. John W. Everets, Mr. Charles W. Henry, Mr. Michael A. McManus, Jr., Mr. James A. Mitarotonda, Mrs. Peggy B. Scott and Mr. August M. Vlak as directors.

Each director has furnished the biographical information set forth below with respect to his or her present principal occupation, business and other affiliations. Information regarding each director’s beneficial ownership of equity securities of the Company is provided under “Security Ownership” in this proxy statement. Unless otherwise indicated, each director has been employed in the principal occupation or employment listed for at least the past five years.

Company Nominees for Election at the 2020 Annual Meeting
For a one-year term expiring in 2021

Fredrick D. DiSanto, age 58, is the Chairman and Chief Executive Officer of The Ancora Group, a holding company that oversees three investment advisors, and has served in such capacities since 2014 and 2006, respectively. Mr. DiSanto was the President and Chief Operating Officer of Maxus Investment Group from 1998 until December of 2000. In January 2001, after Maxus Investment Group was sold to Fifth Third Bank, Mr. DiSanto served as Executive Vice President and Manager of Fifth Third Bank’s Investment Advisor Division.

Mr. DiSanto is an experienced public company director and has knowledge and background in finance, strategic planning, governance and international business. He currently serves as a director for Regional Brands, Inc. and Alithya Group Inc. and previously served on the respective Boards of Directors of Axia Net Media Corporation and LNB Bancorp, Inc.

Mr. DiSanto has served as a director of the Company since 2016. Mr. DiSanto is Chairman of the Audit Committee and also serves on the Nominating and Governance Committees.

John W. Everets, age 73, has been a Partner in Arcturus Capital LLC, Boston since 2016. Mr. Everets was the Chairman and Chief Executive Officer of SBM Financial in Portland, Maine, from May 2010 until October 2016. Mr. Everets was also Chairman and Chief Executive Officer of The Bank of Maine from May 2010 until October 2016. Mr. Everets’ directorships at public companies in the past five years include Independent Director at Medallion Bank (since 2019), Medallion Financial Corp. (since 2017) and The Bank of Maine (2010 to 2015), which merged into Camden National Bank. Mr. Everets also serves on the Board of Directors of Newman’s Own Foundation. Mr. Everets is a former director of Financial Security Assurance, FSA, Dairy Mart and The Martin Currie Business Trust Edinburgh.

Mr. Everets has served as a director of the Company since 1993 and brings to the Board extensive knowledge of the Company’s business. Mr. Everets serves on the Audit and Nominating and Corporate Governance Committees.

Charles W. Henry, age 70, is an attorney and partner with the law firm Henry & Federer, LLP located in Woodbury, Connecticut.

Mr. Henry brings to the Board extensive knowledge of the Company’s business. Mr. Henry’s independent legal expertise is valuable to the Company if, and when, matters of law or regulation arise in the normal course of the Company’s business.  His law firm does not provide any services to the Company.

Mr. Henry has served as a director of the Company since 1989. Mr. Henry serves on the Compensation, Executive, Nominating and Corporate Governance and the Environment, Health and Safety Committees.

Michael A. McManus, Jr., age 77, is the former Chairman, President and Chief Executive Officer of Misonix, Inc., a publicly traded medical device company. Mr. McManus previously served as President of New York Bankcorp, a New York Stock Exchange company, until its sale in 1998. Earlier, he served as President of Jamcor Pharmaceuticals, as a Vice President of strategic planning at Pfizer, and as an executive vice president of MacAndrews and Forbes, Revlon, Inc., and Pantry Pride.

Mr. McManus is an experienced public company director and has expertise in financial matters, sales and marketing, strategic acquisitions, government relations and international business matters. Mr. McManus’ public company directorships in the past five years include director of Novavax, Inc., a vaccine company (since 1998). He previously served on the respective Boards of Directors of the Communications Satellite Corporation, Arrhythmia Research Technology, Inc., National Wireless Holdings, American Home Mortgage, A. Schulman, Inc. and Guest Services, Inc.

Mr. McManus has been a director of the Company since 2015. Mr. McManus is the Chairman of the Company’s Compensation Committee and also serves on the Audit, Environment, Health and Safety and Executive Committees.

James A. Mitarotonda, age 65, has served as the Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm, since 1991. Mr. Mitarotonda is an experienced public company director. Mr. Mitarotonda currently serves as director of OMNOVA Solutions Inc., where he has been a member of the Board since 2015. Over the past five years, Mr. Mitarotonda has also served as a director of The Pep Boys – Manny, Moe & Jack from 2006 to 2016 and was Chairman of the Board from 2008 - 2009; A. Shulman, Inc. from 2005 to 2018; Ebix, Inc. for a portion of 2015; and Avon Products, Inc. from 2018 - 2020. Mr. Mitarotonda also served as a director of Barington/Hilco Acquisition Corp. from 2015 to 2018, where he was Chairman of the Board from 2015 to 2017. Mr. Mitarotonda serves as a member of the Board of Trustees for Queens College.

Mr. Mitarotonda has served as a director of the Company since 2015. The Board appointed Mr. Mitarotonda to serve as Chairman of the Board effective January 2016. Mr. Mitarotonda is the Chairman of the Nominating and Corporate Governance Committee and the Executive Committee, and he also serves on the Compensation Committee.

Peggy B. Scott, age 68, has been the Chairperson of the Board of Cleco Corporate Holdings LLC (NASDAQ: CNL), a public utility holding company, since April 2016. She also served as Interim Chief Executive Officer of Cleco Group LLC and Cleco Corporate Holdings LLC from February 2017 until January 2018.

Previously, Mrs. Scott served as the Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Blue Cross Blue Shield of Louisiana (BCBS) from 2005 to 2015, and as Chief Strategy Officer from 2005-2012, overseeing growth strategies and operational performance in challenging markets. Prior to working at BCBS, Mrs. Scott served as Executive Vice President of U.S. and International Operations and Chief Financial Officer at Pan-American Life Insurance guiding operations in seven foreign countries. She also was Executive Vice President of Corporate Operations and Chief Financial Officer at Novant Health and General Health. Earlier, Mrs. Scott was an office Managing Partner with Deloitte, a global public accounting firm, advising diverse companies, including manufacturers and industrial companies.

Mrs. Scott has served as a director with Health Insurance Innovations, Inc. (NASDAQ: HIIQ) since May 2019. She has also been a director of the Blue Cross Blue Shield of Louisiana Foundation, since 2006, and former Chairperson and President. She serves on the Advisory Board of ClearData Networks, Inc. and Health Catalyst Capital Management LLC.

Mrs. Scott was elected as a director of the Company at the last Annual Meeting, which was held on May 1, 2019. She is the Chairperson of the Company’s Environment, Health and Safety Committee and also serves on the Audit and Compensation Committees. Mrs. Scott is a Certified Public Accountant (CPA) and also Certified in Valuations (ABV and CVA) and Financial Forensics (CFF). She holds a Professional Director Certification from the American College of Corporate Directors.

August M. Vlak, age 53, was appointed President and Chief Executive Officer of the Company on January 1, 2016. From 2012 to 2015, Mr. Vlak served as a senior advisor to Barington Capital Group, L.P. Prior to that, he was a partner at Katzenbach Partners, a senior advisor at Booz & Company, and a consultant at McKinsey & Company. At his prior positions, Mr. Vlak’s work focused on growth strategy and operational performance improvement at more than 50 companies, including leading domestic and global industrial enterprises. Mr. Vlak has served as a director since 2017. Mr. Vlak also serves on the Company’s Environment, Health and Safety Committee.

Item No. 2
APPROVAL AND ADOPTION OF 2020 STOCK INCENTIVE PLAN

The Eastern Company 2020 Stock Incentive Plan (the “2020 Plan”) was adopted by the Board on February 19, 2020, subject to shareholder approval. If the 2020 Plan is approved and adopted by the shareholders at the Annual Meeting, it will become effective as of the date of such approval (the “Approval Date”). No further awards may be made under the Company’s 2010 Executive Stock Incentive Plan, as amended (the “Prior Plan”), which expired by its terms on February 9, 2020, and following the Approval Date, no awards will be made under the Company’s existing Directors’ Fee Program, as amended (the “Prior Directors’ Fee Program”). A copy of the 2020 Plan is attached to this proxy statement as Exhibit A, and section references in this Item are references to sections of the 2020 Plan. Approval of the 2020 Plan by the shareholders requires the affirmative vote of a majority of the votes cast on this matter at the Annual Meeting.
If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors for recruiting, retaining and motivating those individuals who can contribute significantly to the management, growth and profitability of our business and are therefore critical to our success. Additionally, stock-based compensation increases our directors, executives’ and other key employees’ proprietary interest in the Company’s business, increases their personal interest in the Company’s continued success and progress and encourages employees to remain in the employ of the Company.
(1) General Plan Provisions
Pursuant to the 2020 Plan, salaried officers and other key employees of the Company or any of its parent or subsidiary corporations, and the non-employee directors of the Company, may be granted awards under the 2020 Plan. See Section 4. The number of salaried officers who are eligible to receive awards under the 2020 Plan is approximately three, the number of other key employees who are eligible to receive awards under the 2020 Plan is approximately seventeen, and the number of non-employee directors who are eligible to receive awards under the 2020 Plan is seven persons.  The total number of Common Shares that may be issued under awards granted under the 2020 Plan may not exceed (i) 500,000 Common Shares, plus (ii) the number of Common Shares available under the Prior Plan as of the Approval Date, plus (iii) the number of Common Shares related to any award outstanding under the Prior Plan as of the Approval Date that thereafter lapses, expires, terminates, ceases to be exercisable or is forfeited without the issuance of such Common Shares, plus (iv) the number of Common Shares available for payment of directors’ fees under the Prior Directors’ Fee Program and previously registered on a Registration Statement on Form S-8 filed by the Company. See Section 5.  A total of 178,500 Common Shares were authorized but unissued under the Prior Plan immediately prior to its termination on February 9, 2020, and a total of approximately 222,830 Common Shares underlying awards that were outstanding as of such date have subsequently lapsed, expired, terminated, ceased to be exercisable or been forfeited without the issuance of such Common Shares, which will become available for grants under the 2020 Plan, if approved. After anticipated grants under the Prior Directors’ Fee Program in March 2020 of approximately 6,000 Common Shares, a total of 16,000 Common Shares will remain available under the Prior Directors’ Fee Program and will become available for grants under the 2020 Plan, if approved. The closing price of a Common Share on March 2, 2020 was $25.48.
The 2020 Plan will be administered by the Compensation Committee of the Board (the “Committee”).  The Committee will consist of not less than two non-employee directors of the Company. See Section 3.
The minimum vesting period for awards under the 2020 Plan, other than awards to non-employee directors, will be one year, subject to a limited carve-out for up to 5% of the Common Shares reserved for issuance under the 2020 Plan.
(2) Stock Awards
The 2020 Plan authorizes the Committee to grant various types of stock awards.
(a) Stock Options.  The 2020 Plan authorizes the grant of both “incentive stock options” (“ISOs”) and “nonqualified stock options.”  See Section 6.1.  However, an ISO may not be granted to a non-employee director.  See Section 6.1(b).  Stock options must be issued at an exercise price that is not less than the fair market value of the Common Shares on the date of grant.  See Section 6.1(a).
The 2020 Plan provides that the exercise price of a stock option may be paid either in cash or with Common Shares.  See Section 6.1(e).  The time or times at which each stock option will become exercisable and the date of expiration of each stock option will be fixed by the Committee, but the term of an option intended to be an ISO may not be longer than ten years from the date of grant.  See Section 6.1(c).  In addition, all stock options will expire not later than three months after the date of termination of an optionee’s employment or service as a non-employee director.  However, if an optionee terminates employment or service as a non-employee director due to disability, or if an optionee terminates employment or service as a non-employee director due to retirement at or after age 65, the three month period is extended to twelve months.  In addition, if an optionee dies prior to the termination of his or her employment or service as a non-employee director, or within the three-month or twelve-month period noted above, the optionee’s stock options will not expire until twelve months following the date of the optionee’s death. See Section 6.1(d). Stock options are not transferable other than by will or the laws of descent and distribution. See Section 6.1(h).
Under the 2020 Plan, an employee who owns directly or indirectly more than ten percent of the total combined voting power of all classes of stock of the Company cannot receive an ISO unless the exercise price of the option is not less than 110% of the fair market value of the Common Shares on the date of grant and the option cannot be exercised after five years from the date of grant.  See Section 6.1(b).
Under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options will not be considered to be ISOs to the extent the fair market value of the Common Shares with respect to which such options first become exercisable in any one calendar year exceeds $100,000.
The Committee, in its discretion, may also set other conditions relating to ISOs and nonqualified stock options (including vesting requirements). See Section 6.1(c).
(b) Restricted Stock and Restricted Stock Units.  The 2020 Plan authorizes the grant of shares of restricted stock and restricted stock units (“RSUs”).  The Committee determines the vesting provisions and restrictions which will apply to the restricted stock and RSUs. See Section 6.2(a) and Section 6.2(b).
Restricted stock may be evidenced in book entry-form or certificated, or evidenced in such other manner as the Committee determines. While the restricted stock is subject to restrictions, the Committee may require any certificates representing the stock to be held by the Company, along with a stock power endorsed in blank by the employee or the non-employee director.  RSUs may be settled in Common Shares, cash, or a combination of the two, as determined by the Committee.  See Section 6.2(d).
Except as otherwise set forth in an applicable award agreement or as determined by the Committee with respect to terminations resulting from specified causes, if an employee terminates employment or a non-employee director terminates service as a director, any shares of restricted stock or RSUs then subject to restrictions will be forfeited.  See Section 6.2(c).
(c) Dividends and Dividend Equivalents.  Under the terms of the 2020 Plan, at the discretion of the Compensation Committee and as described in the award agreement, dividends issued on restricted stock are credited to the participant’s account and are paid to the participant only to the extent that the underlying award vests. The Committee may provide that such dividends are either (i) paid in cash, in kind or in Common Shares having a fair market value equal to the amount of the dividend or (ii) automatically reinvested in additional restricted stock or held in kind.  In the event of a payment of dividends on Common Shares, the Committee may credit RSUs with dividend equivalents. Under the terms of the 2020 Plan, such dividend equivalents are subject to the same terms and conditions as the underlying RSU award to which they relate. No dividends or dividend equivalents will be paid unless and until the award associated with the dividend or dividend equivalent has vested. See Section 6.2(e).
(d) Non-Employee Directors’ Fee Program.  Under the 2020 Plan, the Committee may grant awards to non-employee directors in the form of Common Shares pursuant to the Company’s Directors’ Fee Program as may be in effect from time to time. Such awards are not required to be evidenced by an award agreement. See Section 6.3.
(e) Other Stock Awards.  The Committee may also, in its discretion, grant employees or non-employee directors other types of stock-based awards, including stock appreciation rights (“SARs”), performance awards, phantom securities and dividend equivalents. Any such awards may be settled in Common Shares, cash or other property, as determined by the Committee and provided in the applicable award agreement.  See Section 6.4.
(3) Amendment
The Board may amend the 2020 Plan at any time.  However, the Board may not, without prior shareholder approval, make any amendment which operates:  (a) to abolish the Committee, change the qualification of its members, or withdraw its authority to interpret and administer the 2020 Plan; (b) to make any material change in the class of eligible employees under the 2020 Plan; (c) to increase the total number of shares for which awards can be granted under the 2020 Plan or to adjust the price at which Common Shares can be acquired under a previously-granted award (except due to a reorganization, consolidation or other change in the capitalization of the Company); (d) to extend the term of the 2020 Plan or the maximum ISO period; (e) to decrease the minimum ISO price; or (f) which otherwise requires shareholder approval under the rules of any stock exchange on which the Company’s securities are then listed.  See Section 10.
(4) Summary of Federal Income Tax Consequences of Awards
The following is a brief summary of the principal United States federal income tax consequences of Awards and transactions under the 2020 Plan. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.
AWARD TAXABLE EVENTS

Stock Options and SARs

A participant will not recognize any income at the time a stock option or SAR is granted, nor will the Company be entitled to a deduction at that time.

• When a nonqualified stock option is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares received as of the date of exercise over the exercise price.

• When an ISO is exercised, a participant will not recognize any income at the time of exercise. However, the excess of the fair market value of the Common Shares on the date of exercise over the exercise price paid could create a liability under the alternative minimum tax.

o If a participant disposes of the Common Shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO and one year after the date of exercise of the ISO (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the exercise price paid), if any, will be long-term capital gain eligible for favorable tax rates.

o If the participant disposes of the Common Shares prior to the end of the holding period, the disposition is a “disqualifying disposition.” The participant will then recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of (i) the fair market value of the Common Shares on the date of exercise or (ii) the amount received for the Common Shares, over the exercise price paid. The balance of the gain or the loss, if any, will be long-term or short-term capital gain or loss, depending on how long the Common Shares were held by the participant prior to disposition. If a participant recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction in the same amount as the participant recognizes ordinary income.

o An employee must notify the Company if he or she makes a disqualifying disposition of any Common Shares acquired upon the exercise of an ISO.  See Section 13.

• When a SAR is exercised, a participant will recognize ordinary income in an amount equal to the cash received or, if the SAR is paid in Common Shares, the fair market value of the Common Shares received as of the date of exercise.

Tax Withholding/Deduction

Upon exercise of stock options or SARs, the Committee may withhold from any award, or require that the employee pay the Company, an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may permit a participant to satisfy a tax withholding requirement with respect to the exercise of a stock option or SAR by directing the Company to withhold Common Shares to which the participant is otherwise entitled as the result of such exercise. See Section 12.

The Company will not be entitled to a tax deduction at the time of grant of a nonqualified stock option but will be entitled to a tax deduction in the same amount as the participant recognizes income at the time of exercise. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO.

RSUs and Restricted Stock

A participant will not recognize any income at the time a RSU or share of restricted stock is granted, nor will the Company be entitled to a deduction at that time.

• Upon settlement of a RSU: The participant will recognize ordinary income in an amount equal to the fair market value of the Common Shares received or, if the RSU is paid in cash, the amount payable.

• Upon vesting of shares of restricted stock: In the year in which shares of restricted stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the shares vest), the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares.

An employee may, however, elect pursuant to section 83(b) of the Code within 30 days after being granted restricted stock to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant will be equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares.

A participant must notify the Company if he or she makes a Section 83(b) election.  See Section 13.

Tax Withholding/Deduction

Payroll taxes are required to be withheld from an employee on the amount of ordinary income recognized by the participant.

The Company will be entitled to a tax deduction in the same amount as the employee recognizes income.

Cash Awards

A participant will not recognize any income at the time a cash-based award is granted. The participant will recognize income at the time that cash is paid to the participant pursuant to a cash-based award, in the amount paid.

Tax Withholding/Deduction
The Company will satisfy an employee’s tax withholding obligations by withholding cash from payment. The Company will be entitled to a tax deduction in the same amount as the employee recognizes income.

(5) Material Differences from the Prior Plan
In addition to the authorization of 500,000 additional Common Shares for issuance, the 2020 Plan incorporates the following proposed changes from the Prior Plan, among others:
•	provides for a one-year minimum vesting period for all awards, subject to a limited carve-out for 5% of the share reserve;
•
limits share recycling back into the share reserve to Common Shares underlying awards that, in whole or in part, are forfeited, terminated, expire unexercised, are settled in cash in lieu of Common Shares, are exchanged for other Awards or are released from a reserve for failure to meet the maximum payout, and excludes from share recycling any Common Shares tendered to satisfy an exercise price, Common Shares withheld to satisfy tax withholding and Common Shares not delivered under SAR awards;

•	provides for the payment of Common Shares to non-employee directors in payment of directors’ fees, which were previously provided for under the Prior Directors’ Fee Program;
•
provides for the issuance of RSUs and sets parameters around the payment of dividends and dividend equivalents on restricted stock and RSUs, including a clarification that no dividends or dividend equivalents are payable prior to vesting of the applicable award under any circumstance; and

•	provides for termination on February 19, 2030 (ten years after the date of the adoption by the Board of the 2020 Plan).

(6) Equity Compensation Plan Information
The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 28, 2019, which at that date, consisted of the Prior Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	96,728	22.36	178,500[1]
Equity compensation plans not approved by security holders	—	—	—
Total	96,728	22.36	178,500

1 Includes Common Shares available for future issuance under the Prior Plan.  No new grants may be made under the Prior Plan, which expired by its terms on February 9, 2020 but continues to govern awards outstanding under the Prior Plan.

No new grants may be made under the Prior Plan, which expired by its terms on February 9, 2020. No grants are expected to be made under the 2020 Plan prior to its approval by shareholders.

(7) New Plan Benefits
Future grants under the 2020 Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of awards granted under the 2020 Plan will depend on a number of factors, including the fair market value of the Common Shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the 2020 Plan.
The Board of Directors recommends a vote FOR the approval and adoption of The Eastern Company 2020 Executive Stock Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

Item No. 3
ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
We ask our shareholders to cast a non-binding advisory vote to approve the compensation of our named executive officers (each a “named executive officer” and collectively, the “named executive officers”) described in the Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation.  We encourage you to read the Compensation Discussion and Analysis and the tables and narratives beginning on page 21 for the 2019 compensation of our named executive officers.

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement, pursuant to Item 402 of Regulation S-K (“Say-on-Pay Vote”).  At our 2017 annual meeting of shareholders held on May 3, 2017, an advisory vote was held on the frequency of the Say-on-Pay Vote.  In such vote, the Company’s shareholders voted to hold an advisory vote on the compensation of the Company’s named executive officers once every year.
We believe that the compensation of our named executive officers for 2019 was consistent with our compensation philosophy and our performance described in the Compensation Discussion and Analysis. We are asking our shareholders to indicate their support for our named executive officers’ compensation arrangements as described in this proxy statement.  The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement.
While our Board values the opinions expressed by shareholders and intends to carefully consider the result of the shareholder vote on this proposal, the vote is an advisory vote only, and is not binding on the Company, the Board or the Compensation Committee.  In considering the outcome of this advisory vote, the Board will review and consider all Common Shares voted in favor of the proposal and not in favor of the proposal.  Abstentions and broker non-votes will have no impact on the outcome of this advisory vote.
The Board recommends that shareholders approve the 2019 compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, and in the tabular and accompanying narrative disclosure of this proxy statement by voting FOR the following resolution:
RESOLVED, that the 2019 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on a non-binding advisory basis.
The Board recommends a vote FOR the approval of the 2019 compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. Proxies will be voted FOR the proposal unless otherwise specified.

Item No. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, continuing the services of Fiondella, Milone & LaSaracina LLP for the 2020 fiscal year. These services may include an integrated audit of the consolidated financial statements and internal control over financial reporting of the Company; assistance in connection with filing the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”); a review of the Company’s quarterly interim financial statements; assistance in connection with the filing of  the Company’s Quarterly Reports on Form 10-Q; assistance on financial accounting and reporting matters; preparation of state and federal tax returns; audits of employee benefit plans; and meetings with the Audit Committee. The Board recommends that shareholders vote at the Annual Meeting FOR ratification of the Audit Committee’s recommendation and the Board of Directors’ appointment of Fiondella, Milone & LaSaracina LLP to audit the consolidated financial statements of the Company for the 2020 fiscal year.

It is the policy of our Audit Committee to approve all audit and acceptable non-audit engagements provided by the independent registered public accounting firm regarding the scope of the services provided by the independent registered public accounting firm. These services may include audit, audit-related, tax and other services. The independent registered public accounting firm and management are required to report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this policy.

The proposal to ratify the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm will be approved if, at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal. The Audit Committee will consider the outcome of the shareholder vote in connection with the selection of Fiondella, Milone & LaSaracina LLP but is not bound by the vote, If the appointment is not ratified by shareholders, the Audit Committee will consider and advise the Board as to whether a different registered public accounting firm should be selected.

We have been advised that representatives of Fiondella, Milone & LaSaracina LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have an opportunity to make a statement, if they desire to do so,

All fees related to audit services described below were approved in advance by our Audit Committee.

	2019	2018
Audit Fees – Annual & quarterly reviews	$506,000	$405,000
Audit-Related Fees – Employee Benefit Plans	$51,139	$51,000
Tax Fees – Federal and State Return preparation	$144,470	$77,857
All Other Fees – Non-audit services	$53,833	$6,000

Audit Fees: Audit fees paid to Fiondella, Milone & LaSaracina LLP include fees associated with the annual integrated audit and the reviews of the Company’s quarterly reports on Form 10-Q for the quarters ended March 30, 2019, June 29, 2019 and September 28, 2019. Audit Fees also include the audit of Big 3 Precision Mold Services, Inc. and Big 3 Precision Products, Inc. (the “Big 3 Precision Acquisition”).
Audit-Related Fees: Audit-related fees paid to Fiondella, Milone & LaSaracina LLP for 2019 primarily include audits of the employee benefit plans of the Company.
Tax Fees: Tax fees paid to Fiondella, Milone & LaSaracina LLP for 2019 were for preparation of the 2018 federal and state income tax returns.
All Other Fees: All Other Fees paid to Fiondella, Milone & LaSaracina LLP for 2019 were for non-audit services.

The Board recommends a vote FOR the ratification of the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year. Proxies will be voted FOR the proposal unless otherwise specified.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that all audit committee members are financially literate and are independent under the current listing standards of NASDAQ. The Board has also determined that Fredrick D. DiSanto, John W. Everets, Michael A. McManus, Jr. and Peggy B. Scott qualify as “audit committee financial experts” as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Board adopted a revised written charter for the Audit Committee on February 4, 2004.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles in the United States. Within this framework, the Audit Committee has reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K with the independent registered public accounting firm and management. In connection therewith, the Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality and the acceptability of the Company’s accounting principles; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and other related matters as required to be discussed under generally accepted auditing standards in the United States.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the independence of such firm from management and from the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board, including Auditing Standard No. 1301 (Communications with Audit Committees) and the Independence Standards Board, and has considered the compatibility of non-audit services with such firm’s independence.

The Audit Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit, their evaluation of the Company’s internal control and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings with the Company’s independent registered public accounting firm, both with and without management present, during fiscal year 2019.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019 for filing with the SEC. The Audit Committee has recommended, and the Board has approved, subject to shareholder ratification, the selection of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

Audit Committee:

Fredrick D. DiSanto, Chairman
John W. Everets
Michael A. McManus, Jr.
Peggy B. Scott

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 2, 2020, (unless a different date is specified in the notes to the table), with respect to (i) each person known by the Board to be the beneficial owner of more than 5% of the Company’s outstanding Common Shares, (ii) each current director of the Company and nominee to be a director of the Company, (iii) each of the named executive officers (as hereinafter defined) and (iv) all directors, nominees and executive officers of the Company as a group.  Except as set forth below, the Company knows of no person or group that beneficially owns 5% or more of the outstanding Common Shares. Unless set forth in the following table, the address of each shareholder is c/o The Eastern Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Class (b)
Common Stock	GAMCO Investors, Inc. (c) One Corporate Center Rye, NY 10580	1,166,574	18.69%
Common Stock	Barington Companies Equity Partners, L.P. (d) 888 Seventh Avenue, 6th Floor New York, NY 10019	575,703	9.22%
Common Stock	Dimensional Fund Advisors LP (e) Building One 6300 Bee Cave Road Austin, TX 78746	409,732	6.57%
Common Stock	Minerva Advisors LLC (f) 50 Monument Road, Suite 201 Bala Cynwyd, PA 19004	339,050	5.43%
Common Stock	Fredrick D. DiSanto (g)	56,319	0.90%
Common Stock	John W. Everets	118,131	1.89%
Common Stock	Charles W. Henry	64,067	1.03%
Common Stock	James A. Mitarotonda (h)	585,066	9.37%
Common Stock	Michael A. McManus, Jr.	12,239	0.20%
Common Stock	Peggy B. Scott (i)	2,998	0.05%
Common Stock	John L. Sullivan III (j)	31,837	0.51%
Common Stock	August M. Vlak (k)	21,407	0.34%
Common Stock	All directors, nominees and executive officers as a group (8 persons)(l)	892,064	14.29%

(a)
The SEC has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, the amounts owned reflect direct beneficial ownership and the person indicated has sole voting and sole investment power with respect to the Common Shares indicated as beneficially owned. As of March 2, 2020, there were 6,240,705 Common Shares outstanding.

Amounts shown include the number of Common Shares (if any) subject to outstanding options or stock appreciation rights granted under the Company’s 2010 Executive Stock Incentive Plan (the “2010 Plan”) that are exercisable within 60 days after March 2, 2020.

Reported shareholdings include, in certain cases, Common Shares owned by or in trust for a director or nominee, and in which all beneficial interest has been disclaimed by the director or the nominee.

(b)
The percentages shown for each of the directors and executive officers are calculated on the basis that outstanding Common Shares include Common Shares (if any) subject to outstanding options or stock appreciation rights under the Company’s 2010 Plan that are exercisable by such director or officer within 60 days after March 2, 2020.

(c)
Based on information set forth in Amendment No. 9 to Schedule 13D filed with the SEC on March 22, 2019 by Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., Mario J. Gabelli, GAMCO Investors, Inc., Associated Capital Group, Inc.  Gabelli Funds, LLC is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), which provides advisory services for a variety of investment funds, investment companies, investment trusts and other investment entities.  GAMCO Asset Management Inc., a wholly-owned subsidiary of GAMCO Investors, Inc., is an investment adviser registered under the Advisers Act that is an investment manager providing discretionary managed account services for employee benefit plans, private investors, endowments, foundations and others. Teton Advisors, Inc. is an investment adviser registered under the Advisers Act that provides discretionary advisory services to The TETON Westwood Mighty Mitessm Fund, The TETON Westwood Income Fund, The TETON Westwood SmallCap Equity Fund, TETON Westwood Intermediate Bond Fund and The TETON Westwood Mid-Cap Equity Fund.  Mario J. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons. GAMCO Investors, Inc. and GGCP, Inc. are deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mario J. Gabelli.

(d)
Based on information set forth in the Form 4 filed with the SEC on December 23, 2019 by Mr. Mitarotonda, Barington Companies Equity Partners, L.P. (“BCEP”) beneficially owns 575,703 Common Shares. Mr. Mitarotonda beneficially owns 9,363 Common Shares granted to him under The Eastern Company’s Directors Fee Program. He may also be deemed to beneficially own the 575,703 Common Shares beneficially owned by BCEP.  Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp (“LNA”). LNA is the general partner of Barington Capital Group, L.P., which is the majority member of Barington Companies Investors, LLC (“BCI”). BCI is the general partner of BCEP. Mr. Mitarotonda disclaims beneficial ownership of the Common Shares beneficially owned by BCEP except to the extent of his pecuniary interest therein.

(e)
Based on information set forth in Amendment No. 7 to Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”), an investment adviser registered under Section 203 of the Advisors Act.  Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”).  In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the Common Shares that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the Common Shares held by the Dimensional Funds.  However, all Common Shares are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such Common Shares.

(f)
Based on information set forth in Amendment No. 4 to Schedule 13G filed with the SEC on February 12, 2020 by Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc., and David P. Cohen.  Each of Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc., and David P. Cohen is deemed a beneficial owner of the 217,685 Common Shares held by Minerva Group, LP.  David P. Cohen is the beneficial owner of the 2,250 Common Shares that he owns individually and is also deemed a beneficial owner of the 336,800 Common Shares beneficially owned by Minerva Advisors LLC.

(g)
Mr. DiSanto’s shareholdings include direct ownership of 12,522 Common Shares and shared voting power and investment power over an additional 43,797 Common Shares over which he has indirect beneficial ownership.

(h)
Mr. Mitarotonda beneficially owns 9,363 Common Shares granted to him under The Eastern Company’s Directors Fee Program. He may also be deemed to beneficially own 575,703 Common Shares beneficially owned by BCEP (see footnote (d) above). Mr. Mitarotonda disclaims beneficial ownership of the Common Shares beneficially owned by BCEP except to the extent of his pecuniary interest therein.

(i)	Mrs. Scott was elected as a director of the Company at the last Annual Meeting, which was held on May 1, 2019.

(j)
Mr. Sullivan’s security ownership includes 2,087 Common Shares underlying stock appreciation rights granted on March 2, 2017 that became exercisable on February 1, 2018, February 1, 2019 and February 1, 2020.

(k)
Mr. Vlak’s security ownership includes 4,173 Common Shares underlying stock appreciation rights granted on March 2, 2017 that became exercisable on February 1, 2018 February 1, 2019 and February 1, 2020.

(l)	Unless otherwise indicated in the notes above, directors, nominees and named executive officers have sole voting and investment power as to 892,064 Common Shares (14.29% of the outstanding stock).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such reports and written representations from certain reporting persons that no such reports were required for those persons, the Company believes that all reports for the Company’s directors, officers and 10% beneficial owners that were required to be filed under Section 16 during the fiscal year ended December 28, 2019 were timely filed.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board is committed to sound corporate governance practices and believes that our current corporate governance practices enhance the Company’s ability to achieve its goals and enable the Board to govern the Company with the highest standards of integrity. In 2018, the Board adopted new Board Governance Guidelines that codify its practices. The Board Governance Guidelines, the Company’s Code of Business Conduct and Ethics, as adopted by the Board on February 4, 2004 and the charters of our Audit, Compensation and Nominating and Corporate Governance Committees are available for review at the Company website at www.easterncompany.com.

The current leadership structure of the Board allows it to perform its duties effectively and efficiently considering the relatively small size of the Company. In 2019, the Board held seven meetings. All seven current directors attended 100% of the meetings held.

The Board conducts annual self-evaluations to assess the effectiveness, processes, skills, functions and other matters relevant to the Board as a whole or to each particular committee. Results of the evaluations are summarized and discussed at Board and committee meetings for the purpose of improving the effectiveness of the Board and committees.

Because of the Company’s diversified engineering, manufacturing and marketing activities, risk oversight responsibilities are focused generally on the Board’s overall assessment of broad and general business and economic conditions in the market sectors in which the Company operates. With Board oversight, the executive management team’s planning and review and extensive Sarbanes-Oxley compliance testing of internal controls substantiates the credibility of the Company’s financial reporting and operating controls.

The Board is provided with detailed and timely financial and operating communications, including the nature of significant capital projects as well as other important business matters indicating business trends and economic projections that might affect the Company’s businesses.

Board’s Role in Company Strategy and Leadership

The Board has an active role in the Company’s overall strategies. Each year, the Board conducts a comprehensive, in-depth review of the Company’s long-term strategy and annual operating plan and actively monitors and reviews management’s progress in executing both throughout the year. In addition, throughout the year the Board conducts individual segment strategy reviews with segment leadership.

The Board recognizes that one of its most important duties is to endure continuity in the Company’s senior leadership by overseeing the development of executive talent and planning for the effective succession of the Company’s CEO and the executive leadership team. In order to ensure that the succession planning and leadership development process supports and enhances the Company’s strategic objectives, the Board regularly consults with the CEO on the Company’s organizational needs, its leadership pipeline and the succession plans for critical leadership positions.

The Role of the Board in Corporate Social Responsibility

Corporate social responsibility is deeply ingrained in our work, and has been for over a century. Our businesses are committed to solving customers’ complex safety and security challenges. Every day, the products that our businesses design and manufacture protect people who use them from injury and safeguard property against damage or loss. We know that our first obligation is to the people who come to work at each of our businesses, and we are committed to our goal of zero reportable accidents. The Board has established an Environment, Health and Safety Committee which reviews the health and safety of our employees. Finally, our businesses seek to minimize their environmental impact and embrace sustainable material recycling practices in our operations.

Board Committees

The Company’s Board has five standing committees: the Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Environment, Health and Safety Committee. The Pension Investment Review Committee was dissolved on May 1, 2019. Each committee is composed of four independent directors except the Executive Committee, which has three members, and the Environment, Health and Safety Committee, which has three independent directors and the President and Chief Executive Officer.

The President and Chief Executive Officer is not a member of the Executive Committee, Audit, Compensation, and Nominating and Corporate Governance Committees but is a member of the Environment, Health and Safety Committee.

Executive Committee. The Executive Committee, acting with the full authority of the Board, approves minutes, monthly operating reports, capital expenditures, banking matters, and other issues requiring immediate attention when the Board is not in session. The members of the Executive Committee include Charles W. Henry, Michael A. McManus, Jr. and James A. Mitarotonda (Chairman). In 2019, the Executive Committee did not meet.

Audit Committee. The Audit Committee advises the Board and provides oversight on matters relating to the Company’s financial reporting process, accounting functions and internal controls, and the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent registered public accounting firm. The Audit Committee also provides oversight with respect to legal compliance, ethics programs, and cyber risk management. The members of the Audit Committee include Fredrick D. DiSanto (Chairman), John W. Everets, Michael A. McManus, Jr. and Peggy B. Scott. During 2019, the Audit Committee held four meetings.

Compensation Committee. The Compensation Committee is responsible for establishing basic management compensation, incentive plan goals, and all related matters, as well as determining stock incentive grants to employees. The Board adopted the charter of the Compensation Committee on December 13, 2006. The members of the Compensation Committee include Charles W. Henry, Michael A. McManus, Jr. (Chairman), James A. Mitarotonda and Peggy B. Scott. During 2019, the Compensation Committee held five meetings.

Environment, Health and Safety Committee. The Board established the Environment, Health and Safety Committee in 2019. The Environment, Health and Safety Committee’s responsibilities include reviewing environmental, health and safety policies; overseeing the management and implementation of systems necessary for compliance with the policies; monitoring the effectiveness of policies, systems and processes; monitoring trends; and, reviewing and monitoring the overall environmental, health and safety performance of the Company. The members of the Environment, Health and Safety Committee include Charles W. Henry, Michael A. McManus, Jr., Peggy B. Scott (Chairperson) and August M. Vlak. The Environment, Health and Safety Committee held one meeting in 2019.

Nominating and Corporate Governance Committee. The Board adopted the charter of the Nominating and Corporate Governance Committee on May 21, 2015. As defined by the rules and regulations of NASDAQ, the independent members of the Board include all of the members of the Board other than the President and Chief Executive Officer. The independent directors select and recommend to the Board the nomination of individuals for election to the Board. The members of the Nominating and Corporate Governance Committee include Fredrick D. DiSanto, John W. Everets, Charles W. Henry and James A. Mitarotonda (Chairman). During 2019, the Nominating and Corporate Governance Committee held four meetings.

In 2017, the Board established the Pension Investment Review Committee and adopted the Committee’s charter. The committee was responsible for reviewing the Company’s qualified retirement plans. The members of the Pension Investment Review Committee during 2019 included Fredrick D. DiSanto (Chairman), John W. Everets, Charles W. Henry and August M. Vlak. The Pension Investment Review Committee held two meetings in 2019. The Pension Investment Review Committee was dissolved in 2019 and certain responsibilities were transferred to the Audit Committee.

Board Composition

Each member of the Board must have the ability to apply sound business judgment and must be able to exercise his or her duties of loyalty and care. Candidates for the position of director must exhibit proven leadership capabilities and high integrity, exercise high level responsibilities within their chosen careers, and have an ability to quickly grasp complex principles of business and finance. In general, candidates will be preferred to the extent they hold an established executive level position in business, finance, law, education, research, government or civic activities. When current members of the Board are considered for nomination for reelection, their prior contributions to the Board, their performance and their meeting attendance records are taken into account.

With the aim of developing a diverse, experienced and highly-qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board the desired qualifications, expertise and characteristics of members of the Board, including qualifications that the Nominating and Corporate Governance Committee believes are necessary for one or more of the members of the Board to possess.

Since selecting qualified directors requires consideration of many factors and will be influenced by the particular needs of the Board from time to time, the Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our Restated Certificate of Incorporation (as amended), our Bylaws(as amended), and the charters of the committees of the Board . When considering nominees, the Nominating and Corporate Governance Committee takes into consideration many factors, including a candidate’s independence, integrity, skills, financial and other expertise, experience, knowledge about our business or the industries in which we operate and ability to devote adequate time and effort to responsibilities of the Board. The brief biographical description of each director set forth in Item 1 of this Proxy Statement includes the individual experience, qualifications, attributes and skill of each director that led to the conclusion that each director should serve as a member of our Board.

The Board does not have a formal or informal policy with respect to diversity, but believes that the Board, taken as a whole, should embody a diverse set of skills, knowledge, experiences and backgrounds appropriate in light of the Company’s needs, and in this regard also subjectively takes into consideration the diversity (with respect to race, gender and national origin) of the Board when considering director nominees.

Pursuant to the Company’s Corporate Governance Guidelines, the Board examines whether the role of Chairman and Chief Executive Officer should be combined and may determine to separate or combine the offices of Chairman and CEO as it deems appropriate. Since January 1, 2016, the Company has separated the positions of Chairman of the Board and Chief Executive Officer. The Board believes that having a separate Chairman allows the Chief Executive Officer to focus on the day-to-day management of the Company, while enabling the Board to maintain an independent perspective on the activities of the Company and executive management.

Director Nomination Process

The Nominating and Corporate Governance Committee considers director nominees who are identified by the directors, by the shareholders, or through another source. The Nominating and Corporate Governance Committee may also use the services of a third party search firm to assist in the identification or evaluation of director candidates, as the committee deems necessary or appropriate.

Shareholders wishing to submit the names of qualified candidates for possible nomination to the Nominating and Corporate Governance Committee may make such a submission by sending the information described in the Company’s Bylaws to the Board (in care of the Secretary of the Company). This information generally must be submitted not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting of shareholders.

The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, the individual’s willingness to serve as a director, and other background information. When considering nominees, the Nominating and Corporate Governance Committee takes into consideration many factors, including a candidate’s independence, integrity, skills, financial, diversity and other expertise, experience, knowledge about our business or the industries in which we operate and ability to devote adequate time and effort to responsibilities of the Board. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) they will recommend for election to the Board. The Nominating and Corporate Governance Committee use the same process for evaluating all nominees, regardless of the original source of the nomination.

Board Independence

The Board is currently composed of six members, five of whom are independent. Our Corporate Governance and Nominating Committee conducts an annual review and makes a recommendation to the full Board as to whether each of our directors meets the applicable independence standards of the NASDAQ Marketplace Rule 4200(a)(15). In accordance with the NASDAQ standards, our Board has adopted categorical standards for director independence, including heightened standards applicable to members of our Audit and Compensation Committees. A director will not be considered independent unless the Board determines that the director has no material relationship with the Company (directly, or a partner, stockholder or officer of an organization that has a material relationship with the Company). The Board has determined that each of the current directors, except August M. Vlak, has no material relationship with the Company other than as a director and is independent within the listing standards of the NASDAQ. In making its independence determinations, the Board has broadly considered all relevant facts and circumstances.

Summary of Annual Director Compensation

During fiscal year 2019, the Company paid non-employee directors individually in Common Shares or cash as follows: the annual retainer for the chairman of the board is $65,000; for directors it is $35,000; the chairman of the Audit Committee received an additional $10,000; the chairman of the Compensation and Environment, Health and Safety Committees received an additional $7,500; the chairman of the Pension Investment Review Committee received an additional $5,000; and chairman of the Nominating and Governance Committee received an additional $2,000. In addition to the annual retainer fee, all non-employee directors were compensated for all meetings in addition to the Board’s six regularly scheduled meetings as follows: $1,500 for each in-person meeting and $500 for each telephonic meeting. For the fiscal year 2020, the annual retainer for the chairman of the board will be $125,000 and for directors it will be $70,000. There will be no change to the compensation given to the chairmen of committees and compensation for meetings over the six regularly scheduled meetings for fiscal year 2020.

Each director makes an annual election, within a reasonable time before their first quarterly payment, to receive their fees in the form of cash, Company Shares or a combination of cash and Company Shares. The election remains in force for one year. Messrs. DiSanto, Everets, Henry, McManus and Mitarotonda elected to receive their director compensation in Company Shares. The Company Shares are issued under the Directors Fee Program, which was approved by our shareholders in March 26, 1997 at the 1997 Annual Meeting of Shareholders and amended and restated, with shareholder approval, in 2004.

The Company does not maintain a minimum share ownership requirement for any director.

DIRECTOR COMPENSATION IN FISCAL 2019

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($) (3)	Total ($)
Fredrick D. DiSanto	$ 48,496					$ 258	$48,754
John W. Everets	36,010					-	36,010
Charles W. Henry	36,487					1,236	37,723
Michael A. McManus, Jr.	44,000					-	44,000
James A. Mitarotonda	67,986					762	68,748
Peggy B. Scott (4)	26,696					762	27,458
(1)	This table discloses the compensation received by all non-employee directors who served as a director in 2019. Mr. Vlak did not receive any compensation for his service as a director of the Company.
(2)	The amounts listed could include adjustments for fractional shares from previous periods. All Fees paid in newly issued stock of the Company.

(3)
All non-employee directors are provided a life insurance benefit. Messrs. DiSanto, Henry and Mitarotonda have a $50,000 benefit and Mr. Everets and Mr. McManus have a $25,000 benefit. The life insurance benefit is reduced after age 70-1/2.

(4)	Mrs. Scott was elected as a director at the 2019 Annual Meeting, and her fees were pro-rated for the second quarter

For information on compensation for Mr. Vlak, a director and the Chief Executive Officer of the Company, see the executive compensation tables beginning on page 23.

POLICIES AND PROCEDURES CONCERNING RELATED PERSONS TRANSACTIONS

Our Code of Business Conduct and Ethics prohibits all conflicts of interest between the Company and any of its directors, officers and employees, except under guidelines approved by the Board or the Board Committees. A conflict of interest exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. Employees are encouraged to report any conflicts of interest, or potential conflicts of interest, to their supervisors or superiors. However, if an employee does not believe it appropriate or if he or she is not comfortable approaching his or her supervisors or superiors, then the employee may contact either the Chairman of the Audit Committee or Company counsel.

To identify related party transactions, each year the Company requires our directors and executive officers to complete a questionnaire that identifies any transaction with the Company or any of its subsidiaries in which the director or executive officer or members of his or her family have an interest. If any related party transactions are reported, the Board reviews them to determine if the potential for a prohibited conflict of interest exists. Prior to its review, the Board will require full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. Each year, our directors and executive officers also review our Code of Business Conduct and Ethics.

The Board has determined that no transactions occurred since the beginning of 2018 involving any director, director nominee or executive officer of the Company, any known 5% shareholder of the Company or any immediate family member of any of the foregoing persons (together “related persons”) that would require disclosure as a “related person transaction.”

COMPENSATION DISCUSSION AND ANALYSIS

Our named executive officers for fiscal year 2019 were:

August M. Vlak	President and Chief Executive Officer
John L. Sullivan III	Vice President and Chief Financial Officer

Compensation Governance

The Compensation Committee recommends to the Board policies and processes for the regular and orderly review of the performance and compensation of the Company’s senior executive management personnel, including the President and Chief Executive Officer. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer and other executive officers; recommends to the Board and/or the Company’s Management with respect to compensation of executives other than named executive officers and administers the Company’s stock plan, The Eastern Company 2010 Executive Stock Incentive Plan, and all other equity-based plans from time to time (and will administer the 2020 Plan if approved by shareholders at the Annual Meeting).  The Compensation Committee regularly reviews, administers, and when necessary recommends changes to the Company’s stock incentive and performance-based compensation plans.

The Compensation Committee is comprised of members of the Board, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed annually by the Board. Messrs. Michael A. McManus, Jr., Charles W. Henry, James A. Mitarotonda and Peggy B. Scott are the members of the Compensation Committee. Mr. McManus has been the Chairman of the Compensation Committee since July 29, 2015. The Compensation Committee held five meetings during the fiscal year ended December 28, 2019. Neither the Compensation Committee nor management engaged any compensation consultant during fiscal year 2019.

This Compensation Discussion and Analysis focuses on:

•	The guiding principles and objectives underlying the Company’s compensation program, including the performance levels that the program is designed to reward; and
•
A description of each of the components of the compensation program, including an explanation as to why these elements were selected as the preferred means to achieve the compensation program’s objectives, and how the amount of each element of compensation is determined.

Principles and Objectives of the Compensation Program

The Company’s compensation program and policy are designed to attract, motivate, retain and reward highly qualified executives and employees and to reinforce the relationship between individual performance and business results in a manner that aligns the interests of executives and shareholders.

At our 2019 annual meeting of shareholders, our shareholders were asked to vote on a non-binding resolution relating to the compensation of the Company’s named executive officers. The advisory vote requested that shareholders vote for a resolution approving of the compensation of the Company’s named executive officers, which resolution was adopted by the shareholders. The Compensation Committee has considered the results of this advisory vote, and has deemed it to indicate the shareholders’ approval of the Company’s compensation package, which is designed to be competitive and to encourage executive retention. An advisory vote at our 2017 annual meeting of shareholders requested the shareholders to determine the frequency with which the compensation of the named executive officers would be presented for a shareholder vote. The shareholders elected to have such a vote every year. Based on the shareholders’ vote, the Board has adopted a policy whereby an advisory vote on the compensation of the named executive officers will be held every year. Shareholders will not be required to vote again on the frequency of the shareholder vote for the compensation of the named executive officers until 2023.  See Item No. 3 – Advisory Vote on the Compensation of the named executive officers.

On June 27, 2016, the Board adopted an incentive compensation clawback policy as part of the Board’s ongoing efforts to strengthen the Company’s corporate governance and risk management.  The policy is designed to ensure that incentive compensation is awarded based on accurate financial and operating data and the correct calculation of the Company’s performance against incentive targets.  The policy requires the Compensation Committee to seek the recovery of incentive compensation in the event of fraud or misconduct or a restatement of the financial or operating results of the Company that results in the payment of inflated incentive compensation.

On March 6, 2018, the Board adopted an anti-hedging policy that prohibits Restricted Persons (as defined in such policy) from short-term trading, taking short positions, or hedging in Company Shares.

The following principles guide the Company’s compensation practices as applied to all executives.

Compensation levels should be sufficiently competitive to attract and retain highly qualified executives and employees.

The Company endeavors to pay compensation at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations, in order to enable the Company to attract and retain the talent needed to achieve its business objectives. The Compensation Committee has used various sources to evaluate the competitiveness and overall structure of executive compensation and non-employee director compensation.

Compensation should be aligned with performance.

The Company believes that a significant portion of executive compensation should take the form of annual incentives based on the annual results of operations achieved by the Company and its subsidiaries as well as long-term value creation. The Company believes that its practice of paying annual incentives based on individual and overall results of operations supports an integrated business model.

The Company’s incentive compensation program is balanced between short- and long-term incentive compensation. Short-term incentive compensation—in the form of annual cash incentive awards—is awarded based on annual financial performance and operational goals. This design achieves our objective of offering superior pay for superior performance. Long-term incentive compensation is an important component of the Company’s total compensation for executives. The Company’s long-term incentive compensation program grants stock options, stock appreciation rights and restricted stock awards at appropriate times and in appropriate amounts to serve as a long-term performance incentive. The Compensation Committee believes that the Company’s long-term incentive program provides executives with the opportunity to increase their ownership in the Company, thereby more closely aligning the best interest of the shareholders and the executives. The Company does not maintain minimum share ownership requirements for any executive.

Compensation should reflect an individual’s position and responsibility, and compensation for named executive officers should be more heavily weighted toward incentive pay.

Total compensation should generally increase with position and responsibility. Employees in named executive officer positions have greater roles and responsibilities associated with achieving the Company’s performance goals, and should thus have a greater portion of their compensation tied to the achievement of those goals. Accordingly, a greater percentage of compensation for more senior positions, particularly those with the greatest responsibility for driving achievement of performance targets, is paid in the form of potential short- and long-term incentive pay.

Components of the Compensation Program

Base salary

Base salaries are set after referencing market data for similar positions from the Towers Watson Data Services survey report on Top Management Compensation in the manufacturing sector and the Company’s independent benchmarking of peer companies.  The Company selects peer companies based on comparable size, nature of operations, and complexity and scope of business activities.

The compensation of the Company’s President and Chief Executive Officer, August M. Vlak, is determined pursuant to the terms and conditions of an employment agreement between Mr. Vlak and the Company, entered into effective January 1, 2018.  Effective January 1, 2019, the Compensation Committee recommended, and the Board approved, a base salary for Mr. Vlak of $461,250. Mr. Vlak’s base salary will remain $461,250 for 2020.

The compensation of named executive officer, John L. Sullivan III, Vice President and Chief Financial Officer, is determined annually by the Compensation Committee and approved by the Board. Mr. Sullivan’s base salary was $333,000 for the year ended December 31, 2019. Effective January 1, 2020, Mr. Sullivan received an increase of 3% in his base salary to $343,000.

Total base salary compensation of Messrs. Vlak and Sullivan is below the average base salary for similar positions at comparable organizations in the New England region of the United States as reported in the Towers Watson Data Services survey and the Company’s independent benchmarking of peer companies.

Short-Term Incentives — Annual Cash Incentives

For fiscal year 2019, the named executive officers were eligible to receive short-term incentive compensation based on the annual performance of the Company.  Short-term incentives were based on specific goals in the Company’s annual operating plan, as approved by the Board on February 25, 2019 and subsequently adjusted to reflect one-time costs and earnings associated with the acquisition of Big 3 Precision on October 31, 2019.  Seventy percent of the short-term incentive for August M. Vlak, President and Chief Executive Officer, was determined by the Company’s 2019 earnings per share and thirty percent was determined by working capital efficiency of the Company.  Working capital was defined as the combined current assets less current liabilities less cash of the businesses.  Working capital efficiency is calculated as the average quarterly working capital divided by sales.  The Company’s adjusted earnings per share goal was $2.12, including adjustments for one-time costs and earnings associated with the Big 3 Precision Acquisition.  The Company’s working capital efficiency goal for 2019 was 24.5%.  Seventy percent of the short-term incentive for the named executive officer, John L. Sullivan III, Vice President and Chief Financial Officer, was determined by the Company’s 2019 earnings per share and thirty percent was determined by working capital efficiency of the Company.  All incentive payments are subject to final approval by the Compensation Committee.

During 2019, if the Company achieved its earnings per share and working capital efficiency goals, Mr. Vlak was eligible to earn a total short-term incentive equal to 100% of his base salary.  The threshold for earning each component of the short-term incentive was achieved at 80% of the goal.  At 80% achievement of each goal, Mr. Vlak was eligible to earn 50% of the associated short-term incentive. If the Company achieved less than 80% of a goal, Mr. Vlak was not eligible to earn the associated short-term incentive.  At 125% achievement of each goal, Mr. Vlak was eligible to earn 135% of the associated short-term incentive.  Mr. Vlak was eligible to earn a maximum short-term incentive of 175% of his base compensation.

During 2019, if the Company achieved its earnings per share, working capital efficiency and personal goals, Mr. Sullivan was eligible to earn a total short-term incentive equal to 40% of his base salary.  The threshold for earning each component of the short-term incentive was achieved at 80% of the goal.  At 80% achievement Mr. Sullivan was eligible to earn 50% of the associated short-term incentive. If the Company achieved less than 80% of a goal, Mr. Sullivan was not eligible to earn the associated short-term incentive.  At 125% achievement of each goal, Mr. Sullivan was eligible to earn 54% of the associated short-term incentive.  Mr. Sullivan was eligible to earn a maximum short-term incentive of 70% of his base compensation.

During 2019, Mr. Vlak earned an annual cash incentive of $341,100, equal to 74% of his base salary.  The annual cash incentive included $265,075 for the Company’s achievement of 89% of its earnings per share goal for 2019, weighted by 70%.  The annual cash incentive also included $76,025 for the Company’s achievement of 92% of its working capital efficiency goal for 2019 weighted at 30%.

During 2019, Mr. Sullivan earned a cash incentive of $99,999, equal to 30% of base compensation.  The annual cash incentive included $67,016 for the Company’s achievement of 89% of its earnings per share goal for 2019, weighted by 70%.  The annual cash incentive also included $32,982 for the Company’s achievement of 92% of its working capital goal for 2019, weighted at 30%.  The Company’s working capital goal for 2018 was 22.5%.

The following table shows the incentive calculation for fiscal year 2019 based on the short-term incentive earned:

	Mr. Vlak	Mr. Sullivan
Base Salary	$461,000	$333,000
Incentive achievement	74.0%	30.0%
Incentive earned	$341,100	$99,999

Long-term incentives and performance based SAR’s

On March 2, 2017 the named executive officers were granted stock appreciation rights (SARs) which vest over a three-year period, the 2017 - 2019 performance cycle, provided certain performance goals are achieved.  At the time of the grant, the exercise price of $19.10 per unit was equal to 100% of the fair market value of a Common Share on the date of the grant of the SAR.  The performance goal is the Return on Invested Capital (ROIC) achieved in each of the three fiscal years ending December 2017, December 2018 and December 2019.  The ROIC is defined as the Company’s average annual fixed assets, intangible assets, and current assets; reduced by the sum of the Company’s average annual current liabilities and cash.

On February 7, 2018 the named executive officers were granted stock appreciation rights (SARs) which vest February 1, 2021, the 2020 performance cycle, provided certain performance goals are achieved.  At the time of the grant, the exercise price of $ 24.90 per unit was equal to 100% of the fair market value of a Common Share on the date of the grant of the SAR.  The performance goal is the Company’s Book Value at the close of December of fiscal year 2020.  The Company’s Book Value is defined as the total assets minus the value of total liabilities as recorded on the Company’s balance sheet.

On February 25, 2019 the named executive officers were granted stock appreciation rights (SARs) which vest February 1, 2022, the 2021 performance cycle, provided certain performance goals are achieved.  At the time of the grant, the exercise price of $26.30 per unit was equal to 100% of the fair market value of a Common Share on the date of the grant of the SAR.  The performance goal is the Company’s Book Value at the close of December of fiscal year 2021.  The Company’s Book Value is defined as the total assets minus the value of total liabilities as recorded on the Company’s balance sheet.

The performance cycles are as follows:

Grantee
SARs (units)
		Vlak	Sullivan
				ROIC Target	ROIC Achieved	Vested
2017 – 2019 Performance Period	Year 1 Year 2 Year 3	6,667 6,667 6,666	3,334 3,333 3,333	9.1% 10.3% 11.5%	10.7% 10.4% 9.8%	Yes Yes 50%

				Book Value Target	Book Value Achieved	Vested
2020 Performance Period	Year 1	20,000	10,000	$117.8 million	----	----

				Book Value Target	Book Value Achieved	Vested
2021 Performance Period	Year 1	12,000	5,000	$127.0 million	----	----

Retirement and Other Post-Termination Plans

401(k) Plan

The Company maintains a savings and investment plan (the “SIP Plan”) for eligible employees, including executive officers. An eligible employee who participates in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by a percentage of his or her compensation (as elected by the participant) and to contribute that amount to the SIP Plan. The amount of the contribution could not exceed $19,000 for calendar year 2019, plus an additional $6,000 catch-up contribution for those participants ages 50 and older.

If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee.  For 2019, the matching contribution equaled 50% of that portion of an employee’s salary reduction contribution that did not exceed 6% of his or her compensation.

Effective June 1, 2016, the SIP Plan was amended to increase the non-discretionary profit sharing contribution to 3%, and eligibility for the profit sharing contribution was extended to all non-union U.S. employees. The SIP Plan was also amended to provide for a non-discretionary contribution (the “transitional credit”) for certain non-union U.S. employees who were eligible to participate in the Salaried Employees Retirement Plan of The Eastern Company (the “Salaried Plan”).  The amount of this non-discretionary contribution ranges from 0% to 4% of compensation, based on the age of the individual on June 1, 2016.

Earnings in excess of $280,000 for calendar year 2019 cannot be taken into account under the SIP Plan. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, transitional credits, and non-discretionary profit sharing contributions, and the earnings thereon, under a graded vesting schedule, with full vesting after completing five years of service or upon reaching age 65. Employees who are participating in the SIP Plan may direct that their account balances be invested in one or more investment options offered under the plan.

Retirement Benefits

On April 5, 2016, the Board passed a resolution freezing benefit accruals under the Salaried Plan, effective as of May 31, 2016.  As a result, compensation and years of service earned after May 31, 2016 are not taken into account in determining the amount of a member’s retirement benefit.

An employee reaches his or her normal retirement date and can begin benefits without reduction upon reaching age 65
(or, if later, the earlier of the attainment of age 70 or the completion of five years of participation in the plan). An employee reaches his or her early retirement date when he or she reaches age 55 after completing 20 years of service. An employee who is eligible for early retirement can elect to begin to receive his or her benefits on an actuarially reduced basis. In addition, if an employee’s age and years of service equal at least 90, the employee can elect to begin to receive his or her benefits with a smaller reduction for early commencement than is otherwise applicable for early retirement.

Pension Benefits Table

The following table provides certain information regarding the present value of accumulated benefits under the Company’s qualified and nonqualified defined benefit pension plans as of the last day of the 2019 fiscal year:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
August M. Vlak	Salaried Employees Retirement Plan of The Eastern Company(2)	3	$ 0	-
John L. Sullivan III	Salaried Employees Retirement Plan of The Eastern Company (3)	43	$2,057,634	-

(1)	Present value is determined by reference to the Pri-2012 Scale MP 2019 mortality table and an interest rate of 3.18%.
(2)	The defined benefit plan was frozen before Mr. Vlak had accrued any benefits under the plan.
(3)	Under the defined benefit plan, Mr. Sullivan is eligible for retirement.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference to this proxy statement, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

Compensation Committee:

Michael A. McManus, Chairman
   Charles W. Henry
   James A. Mitarotonda
Peggy B. Scott

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2019 fiscal year, no member of the Compensation Committee was, or had previously been, an officer or employee of the Company or its subsidiaries or had any direct or indirect material interest in a transaction with the Company or in a business relationship with the Company that would require disclosure under the applicable rules of the Securities and Exchange Commission. In addition, no interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full Board) or an executive officer of any other entity, on the other hand.

EXECUTIVE COMPENSATION

This section of the proxy statement explains our compensation program for our principal executive officer and our other most highly-compensated executive officer, whom we refer to collectively in this proxy statement as “our named executive officers.”

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Company’s named executive officers for the fiscal years ended December 29, 2018 and December 28, 2019.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (6)	All Other Compen- sation ($) (7)	Total ($)
August M. Vlak, 53 (8) President and CEO	2019 2018	$ 461,250 450,000	$ - -		$ 78,000 124,000	$ 341,100 563,252	$ - -	$ 21,796 21,229	$ 902,146 1,158,481
John L. Sullivan III, 66 Vice President and CFO (9)	2019 2018	333,000 323,500	- -		33,000 62,000	99,999 148,605	325,872 620	39,170 40,340	831,041 575,065

(1)	The 2019 and 2018 fiscal years each consisted of 52 weeks.
(2)
Amounts shown were earned in the applicable fiscal year and paid in the subsequent year to the named executive officers under the Company’s Long-Term Incentive Plan to purchase equity on the open market.

(3)	There were no stock awards granted by the Company to the named executive officers in 2019 or 2018.
(4)
Stock appreciation rights (SAR’s) were granted on February 7, 2018 and February 25, 2019.  The fair value of SAR’s granted for Mr. Vlak’s is $124,000 and 78,000, respectively and for Mr. Sullivan $62,000 and 33,000, respectively. The fair value was determined on the grant date using the Black-Scholes Model.

(5)
Amounts shown were earned in the applicable year and paid in the subsequent year under the Company’s short-term incentive plan. Mr. Vlak earned a bonus for 2019 in the amount of $341,100 and Mr. Sullivan earned a bonus for 2019 in the amount of $99,999.

(6)
Amounts shown reflect the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, during each fiscal year. For Mr. Sullivan, accruals under the qualified defined benefit pension plan equaled $325,872 for 2019 and $620 for 2018.

(7)
Included in this column are Company 401(k) plan contributions (including matching contributions, transitional credits and profit sharing contributions), the cost of the use of a company-owned vehicle, company paid term life insurance premiums, the value of group term life insurance in excess of $50,000, and life insurance under the Company’s defined benefit plan. Company 401(k) plan contributions (including matching contributions, transitional credits and profit sharing contributions) for Mr. Vlak equal $16,800 for 2019 and $16,350 for 2018 and for Mr. Sullivan equal $28,000 for 2019 and $27,150 for 2018. The cost of the use of a company-owned vehicle for Mr. Sullivan equals $3,600 for 2019 and $5,829 for 2018. Company paid term life insurance premiums for Mr. Vlak equal $3,804 for 2019 and $3,720 for 2018 and for Mr. Sullivan equal $2,952 for 2019 and $2,880 for 2018. The value of group term life insurance in excess of $50,000 for Mr. Vlak equals $1,192 for 2019 and $1,159 for 2018; and for Mr. Sullivan equals $4,618 for 2019 and $4,481 for 2018.

(8)	Mr. Vlak was appointed President and Chief Executive Officer on January 1, 2016.
(9)	Mr. Sullivan was appointed Chief Financial Officer on December 13, 2006. Prior to that, he was the Vice President, Treasurer and Secretary of the Company.

STOCK BASED AWARDS

Stock-based awards in 2019 were made pursuant to The Eastern Company 2010 Executive Stock Incentive Plan (the “2010 Plan”) The 2010 Plan was approved by shareholders on April 28, 2010. The 2010 Plan authorized the grant of incentive stock options and non-qualified stock options to purchase Common Shares, the grant of shares of restricted stock, and the grant of other stock-based awards (such as stock appreciation rights (“SARs”)).  The Compensation Committee determined the terms and conditions of the awards granted under the 2010 Plan, subject to the terms of the 2010 Plan.  Awards were permitted to be granted to salaried officers and other key employees of the Company, whether or not such employees were also serving as directors of the Company.  The 2010 Plan also provided for the grant of nonqualified stock options to non-employee directors of the Company.  No further grants may be made under the 2010 Plan, which expired by its terms on February 9, 2020.

The purchase price of the Common Shares subject to each incentive stock option granted under the 2010 Plan may not be less than the fair market value of the Common Shares on the date of grant. The purchase price of Common Shares subject to non-qualified stock options granted under the 2010 Plan, and the price (if any) which must be paid to acquire a share of restricted stock granted under the 2010 Plan, was set by the Compensation Committee. All non-qualified stock options granted to date under prior stock option plans have required a purchase price equal to 100% of the fair market value of the Common Shares on the date of the grant.

Incentive stock options generally were not granted under the 2010 Plan to any employee who owned more than ten percent (10%) of the Company’s voting stock at the time of such grant.  Incentive stock options must be exercised within ten years of the date of grant.  Non-qualified stock options must be exercised within the period set forth in the 2010 Plan or, if the 2010 Plan permits, within the period established by the Compensation Committee.  Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director.  However, in the case of death or disability, the option may be exercised within one year after death or disability by the estate of such named executive officer.  The three month period is also extended to one year for an optionee who terminates employment or terminates service as a director at or after reaching age sixty-five (65).

OPTIONS EXERCISED IN FISCAL 2019

The named executive officers did not exercise any stock options or stock appreciation rights during the fiscal year ended December 28, 2019, and the named executive officers did not own any shares of restricted stock which vested during the fiscal year ended December 28, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table displays the units of unvested stock appreciation rights held by each of the named executive officers at the end of fiscal year 2019. There have been no stock options granted by the Company for the named executive officers and there are no outstanding stock options.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

August M. Vlak	13,334	3,333	-	$19.10	03/02/2022
	-	-	20,000	24.90	02/07/2023
	-	-	12,000	26.30	02/25/2024

John L. Sullivan, III	6,667	1,667	-	19.10	03/02/2022
	-	-	10,000	24.90	02/07/2023
	-	-	5,000	26.30	02/25/2024

On March 2, 2017, the Compensation Committee granted stock appreciation rights under the 2010 Plan as follows:  August M. Vlak – 20,000; and John L. Sullivan III – 10,000.  The stock appreciation rights have an exercise price of $19.10 (equal to the fair market value of a Common Share on the date of grant), and will vest on a three-year schedule based on performance targets set by the Board and become exercisable on a graded schedule over a period of five years. The named executive officer must remain an employee of the Company on each applicable vesting date and the Company must meet certain performance targets for vesting of the stock appreciation rights based on the Company’s 2017, 2018, and 2019 return on invested capital.

On February 7, 2018, the Compensation Committee granted stock appreciation rights under the 2010 Plan as follows:  August M. Vlak – 20,000; and John L. Sullivan III – 10,000.  The stock appreciation rights have an exercise price of $24.90 (equal to the fair market value of a Common Share on the date of grant), and will vest on February 1, 2021 based on performance targets set by Board. The stock appreciation rights become exercisable over a period of 5 years (provided that the named executive officer remains an employee of the Company on each applicable vesting date and the Company meets certain performance thresholds prescribed in the stock appreciation rights agreement).  The performance target for vesting of the stock appreciation rights are based on the Company’s book value on February 1, 2021.

On February 25, 2019, the Compensation Committee affirmed the partial vesting of the stock appreciation rights granted in 2017, based on the Company’s actual 2018 return on invested capital. The Compensation Committee approved vesting of stock appreciation rights for the following named executive officers:  August M. Vlak – 6,667; and John L. Sullivan III – 3,333 as of February 1, 2019.

On February 18, 2020, the Compensation Committee affirmed the partial vesting of the stock appreciation rights granted in 2017, based on the Company’s actual 2019 return on invested capital. The Compensation Committee approved vesting of stock appreciation rights for the following named executive officers:  August M. Vlak – 3,333; and John L. Sullivan III – 1,667 as of February 1, 2020.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement

On January 16, 2018, the Company entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”) with August M. Vlak, the Company’s President and Chief Executive Officer. The Amended and Restated Employment Agreement supersedes the employment agreement executed on March 29, 2016 and was retroactively effective January 1, 2016. The initial term of the Amended and Restated Employment Agreement was from January 1, 2018 through December 31, 2018.  However, the Amended and Restated Employment Agreement will be automatically renewed for additional one-year terms, unless either party provides notice of nonrenewal at least 60 days prior to the end of the term.  The Amended and Restated Employment Agreement automatically renewed for a one-year term from January 1, 2019 through December 31, 2019, and has been automatically renewed for another one-year term from January 1, 2020 through December 31, 2020. The Amended and Restated Employment Agreement sets forth Mr. Vlak’s employment duties, compensation and additional benefits, as well as certain noncompetition, nonsolicitation and nondisclosure covenants.

Under the terms of the Amended and Restated Employment Agreement, in the event of Mr. Vlak’s death, termination by the Company without cause, termination by Mr. Vlak for good reason or due to a constructive termination, or when certain requirements are met in the event of a change in control, the Company will pay Mr. Vlak (i) any accrued compensation, including earned but unpaid base salary, reimbursement for reasonable and necessary expenses, accrued but unused vacation pay, the unpaid portion of any earned annual bonus for the fiscal year preceding termination, a pro-rated portion of the actual bonus, and vested accrued employee benefits; (ii) an amount equal to one times Mr. Vlak’s annual base salary; and (iii) an amount equal to one times Mr. Vlak’s target annual bonus for the year of termination.  However, the change in control benefits will be reduced to the extent necessary to avoid the applicability of Section 280G of the Internal Revenue Code. All payments by the Company are subject to the execution of a release and waiver.

The following table provides certain information regarding the benefits payable under the Amended and Restated Employment Agreement for Mr. Vlak. The payments under the change in control agreement are based on compensation received for the fiscal year ended December 28, 2019, assuming a change in control became effective December 28, 2019.

		Absent a change in control		Following a change in control
		Termination For Cause	Termination Without Cause	Termination For Cause	Termination Without Cause
August M. Vlak	Lump sum	-	$802,350	-	$802,350

RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

Management and the Compensation Committee have reviewed the existing incentive compensation programs in which executives who are not named executive officers participate, in order to establish that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Incentive compensation programs exist at the Corporate Office and at the Company’s divisions, and no particular division carries a significant portion of the Company’s overall risk profile. Stock incentive awards were made in fiscal 2019 under the Company’s 2010 Executive Stock Incentive Plan and, if the 2020 Plan is approved at the Annual Meeting, will be available under the 2020 Plan. These awards are determined based upon guidelines set by the Chief Executive Officer and are reviewed and approved by the Compensation Committee. The cash incentive compensation program for corporate executives is subject to performance parameters and dollar limitations approved by the Compensation Committee. Cash incentive programs at the Company divisions are based upon attainment of specific financial performance goals that are developed on a basis consistent with the division’s financial goals. These programs are approved by the Chief Executive Officer. In conclusion, management has determined that the existing incentive programs applicable to non-named executive officers and the Company’s 2010 Executive Stock Incentive Plan and the 2020 Plan do not create risks that are reasonably likely to have a material adverse effect on the Company.

ADDITIONAL INFORMATION

Any shareholder who intends to present a proposal at the 2021 annual meeting of shareholders and desires that it be included in the Company’s proxy materials must submit to the Company a copy of the proposal on or before November 5, 2020. Any shareholder who intends to present a proposal at the 2021 annual meeting of shareholders, but does not wish that the proposal be included in the Company’s proxy materials, must provide notice of the proposal to the Company in accordance with the terms of the Company’s Bylaws no earlier than January 29, 2021 and no later than February 28, 2021.

It is the Company’s policy to have the members of the Board attend the Annual Meeting, to the extent feasible. All of the members of the Board attended the 2019 annual meeting of shareholders.

If any shareholder wishes to send communications to the Board or to any member of the Board, he or she may do so by sending such communications to the Board or to the individual director in care of The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770. All such communications will be delivered to the Board or to the individual director in strict confidence.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 28, 2019 will be furnished without exhibits to shareholders upon written request. Exhibits to the Form 10-K will be provided if so indicated. Direct all inquiries to Investor Relations, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770-0460. Form 10-K is also available on the Company’s website at www.easterncompany.com.

“Exhibit A”
Adopted by the Board of Directors on February 19, 2020
Approved by the shareholders on [April 29], 2020

THE EASTERN COMPANY
2020 STOCK INCENTIVE PLAN
1.	Purpose.

The purpose of The Eastern Company 2020 Stock Incentive Plan (the “Plan”) is to promote the interests of The Eastern Company and its shareholders by providing a method whereby executives and other key employees of the Company may become owners of the Company’s common stock by the exercise of stock options or stock appreciation rights or the grant of shares of restricted stock or restricted stock units or other awards as permitted by the Plan, and thereby increase their proprietary interest in the Company’s business, encourage them to remain in the employ of the Company and increase their personal interest in its continued success and progress.  In addition, another purpose of the Plan is to promote the interests of the Company by providing a method whereby non-employee directors of the Company may become owners of the Company’s common stock by the exercise of nonqualified stock options or the grant of shares of restricted stock or restricted stock units, or through the payment of their retainer fees and meeting fees in shares of the Company’s common stock, and thereby increase the proprietary interest of the non-employee directors in the Company’s business and in its continued success and progress, and will encourage qualified individuals to become members of the board of directors of the Company.
2. Definitions.
As used herein, the following terms shall have the following meanings:
(a) “Approval Date” shall mean the date on which this Plan is approved by the Company’s shareholders, this Plan having been approved by the Board on February 19, 2020.
(b) “Award” shall mean the grant of an incentive stock option, a nonqualified stock option, restricted stock, restricted stock units, or other stock-based methods of compensation authorized by Section 6 of the Plan.
(c) “Award Agreement” shall mean an agreement described in Section 7 of the Plan which is entered into between the Company and a Participant and which sets forth the terms, conditions and limitations applicable to an Award granted to the Participant.
(d) “Board” shall mean the board of directors of The Eastern Company.
(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(f) “Committee” shall mean the Compensation Committee of the Board or any successor committee with substantially the same responsibilities.
(g) “Company” shall mean The Eastern Company and each “parent or subsidiary corporation” of The Eastern Company (as those terms are defined in Section 424 of the Code).
(h) “Company Common Stock” shall mean the common stock, no par value, of The Eastern Company.
1

(i) “Disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4)(i).
(k) “Employee” shall mean an employee of the Company.
(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.
(m) “Fair Market Value” shall mean the reported price at which Company Common Stock was last traded on the day on which such value is to be determined (or, if there are no reported trades on such day, the last previous day on which there was a reported trade).
(n) “Incentive Stock Option” shall mean a Stock Option which complies with all of the requirements for incentive stock options set forth in Section 422 of the Code and which may be issued pursuant to Section 6.1.
(o) “Insider” shall mean any person who is subject to Section 16 of the Exchange Act.
(p) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
(q) “Nonqualified Stock Option” shall mean a Stock Option which does not comply with all of the requirements for Incentive Stock Options set forth in Section 422 of the Code and which may be issued pursuant to Section 6.1.
(r) “Participant” shall mean an Employee or a Non-Employee Director who has been designated by the Committee as eligible to receive an Award pursuant to the terms of the Plan.  The only Employees that the Committee may designate as Participants are those Employees who are salaried officers or key employees (whether or not directors) of the Company.
(s) “Prior Directors’ Fee Program” shall mean The Eastern Company Directors Fee Program, as amended.
(t) “Prior Plan” shall mean The Eastern Company 2010 Executive Stock Incentive Plan.
(u) “Restricted Stock” shall mean shares of Company Common Stock which have certain restrictions attached to the ownership thereof and which may be issued pursuant to Section 6.2 of the Plan.
(v) “Restricted Stock Unit” shall mean a Participant’s right to receive one share of the Company Common Stock (or the cash equivalent thereof), subject to certain restrictions and to a risk of forfeiture, at the end of such restricted period, as may be issued pursuant to Section 6.2 of the Plan.
(w) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force or as such regulation or successor regulation shall hereafter be amended.
(x) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder, as they may be amended from time to time.
(y) “Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time, or any successor statute.
2

(z) “Stock Option” shall mean a right granted pursuant to Section 6.1 of the Plan to purchase a specified number of shares of Company Common Stock at a specified price during a specified period of time.  Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.
3. Administration.
(a) In order to administer the issuance of Awards to Participants pursuant to the Plan, there shall be a Committee which is appointed by the Board and which consists of not less than two Non-Employee Directors of the Company.  Each member of the Committee shall be a non-employee director as such term is defined for purposes of Rule 16b-3.
(b) Subject to the express provisions of the Plan, the Committee shall periodically determine which Employees and/or Non-Employee Directors shall be Participants in the Plan and the nature, amount, pricing, timing and other terms of the Awards.  However, in no event may an Incentive Stock Option be granted to a Non-Employee Director.  Each Award shall be evidenced by an Award Agreement which shall be signed by an officer of the Company or the Committee, and by the Participant.
(c) The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to construe and interpret the provisions of and administer the Plan and the Award Agreements.  Subject to any applicable provisions of the certificate of incorporation or the bylaws of the Company, all such decisions shall be final and binding on all persons including the Company and its shareholders, Employees, Non-Employee Directors and Participants.  In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.
(d) The Committee may delegate to designated officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary or advisable for the effective administration of the Plan in accordance with its terms and purpose.
(e) It is the intent of the Company that the Plan and the Awards granted hereunder shall satisfy and be interpreted in a manner that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder.  If any provision of the Plan or of any such Award would otherwise frustrate or conflict with the intent expressed in this Section 3(e), that provision (to the extent possible) shall be interpreted and deemed amended so as to avoid such conflict.  To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders.
4. Eligibility.
Awards may be granted only to those Employees and/or Non-Employee Directors who are designated as Participants from time to time by the Committee.  However, in no event may an Incentive Stock Option be granted to a Non-Employee Director.  Subject to the express conditions of the Plan, the Committee shall determine which Employees and/or Non-Employee Directors shall be Participants, the types of Awards to be made to Participants, and the terms, conditions and limitations applicable to the Awards.  More than one Award may be granted to the same Participant. Non-Employee Directors shall be eligible to receive shares of Company Common Stock in payment of Directors’ Fees in accordance with the Plan.
3

5. Shares Subject to the Plan.
The total amount of Company Common Stock with respect to which Awards may be granted under the Plan shall not exceed in the aggregate (i) 500,000 shares of Company Common Stock, plus (ii) the number of shares of Company Common Stock available for future awards under the Prior Plan as of the Approval Date, plus (iii) the number of shares of Company Common Stock related to any award outstanding under the Prior Plan as of the Approval Date that thereafter lapses, expires, terminates, ceases to be exercisable or is forfeited without the issuance of such shares of Company Common Stock, plus (iv) the number of shares of Company Common Stock available for payment of Directors’ Fees under the Prior Directors’ Fee Program and previously registered on a Registration Statement on Form S-8 filed by the Company.  The shares relating to Awards granted under the Plan shall be authorized but unissued shares of Company Common Stock.  No grants will be made under the Prior Plan or the Prior Directors’ Fee Program after the Approval Date.
Subject to the limitations of the Code and Rule 16b-3 (if applicable), if any Awards under the Plan, in whole or in part, are forfeited, terminated, expire unexercised, are settled in cash in lieu of shares, are exchanged for other Awards or are released from a reserve for failure to meet the maximum payout, the shares that were subject to or reserved for such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, settlement in cash, or exchange of such Awards or to the extent the shares were so released from a reserve.  Notwithstanding anything else herein to the contrary, the following shares will not be available for subsequent issuance: shares tendered for to satisfy an exercise price, shares withheld to satisfy tax withholding, and shares not delivered under stock appreciation right awards.  This paragraph shall apply to the number of shares reserved and available for Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.
6. Awards.
Awards may include those described in this Section 6. The Committee may grant Awards singly or in combination with other Awards, as the Committee may in its sole discretion determine.  Notwithstanding anything else herein to the contrary, the minimum stated vesting period for Awards granted under the Plan shall be one (1) year; provided, however, that (i) Awards granted to Non-Employee Directors under Section 6.3 shall not be subject to this minimum vesting requirement and (ii) up to 5% of the shares of Company Common Stock reserved hereunder may be available for grant in the form of Awards that vest in less than one year (Awards granted pursuant to Section 6.3 shall not apply towards this 5% carve-out).
6.1. Stock Options.
(a) The exercise price of each Stock Option shall be determined by the Committee.  In no event shall the exercise price be less than one hundred percent (100%) of the Fair Market Value of the shares of Company Common Stock at the time of grant of the Stock Option.
(b) In no event shall an Incentive Stock Option be granted to a Non-Employee Director.  In addition, an Incentive Stock Option shall not be granted under the Plan to an Employee who, at the time of such grant, owns (actually or constructively) more than ten percent (10%) of the total voting power of all classes of stock of the Company, unless the purchase price of the shares subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the shares of Company Common Stock at the time of the grant of the option and the option is not exercisable after the expiration of five years from the date it is granted.
4

(c) No Stock Option intended to be an Incentive Stock Option shall be exercisable in whole or in part after ten years from the date it is granted.  The Committee, in its discretion, may impose vesting or other restrictions which provide that a Stock Option may not be exercised in whole or in part for any period or periods of time specified by the Committee, or may provide for the amendment of outstanding unvested Stock Options in order to accelerate the vesting of such Stock Options.  Except as may be so provided and except as provided in Section 6.1(d), any Stock Option may be exercised in whole at any time, or in part from time to time, during its term.
(d) Any Stock Option, the term of which has not theretofore expired, may be exercised during the optionee’s employment with the Company or during the optionee’s service as a Non-Employee Director.  In addition, subject to the condition that no Stock Option may be exercised in whole or in part after its term expires:
(i) upon the termination of an optionee’s employment or service as a Non-Employee Director other than by reason of death, the optionee may, within three months after the date of such termination, exercise such option in whole or in part to the extent it was exercisable (or became exercisable) at the time of his or her termination of employment or service as a Non-Employee Director, and after such three month period the right to exercise the Stock Option shall cease; provided, however, that: (A) if such termination is due to Disability, such three month period shall be extended to twelve (12) months; and (B) if such termination is due to retirement at or after attaining age sixty-five (65), such three month period shall be extended to twelve (12) months; and
(ii) upon the death of any optionee, either prior to the termination of his or her employment or service as a Non-Employee Director or within the three month or twelve (12) month period referred to in Section 6.1(d)(i) above, such optionee’s estate (or the person or persons to whom such optionee’s rights under the Stock Option are transferred by will or the laws of descent and distribution) may, within twelve (12) months after the date of such optionee’s death, exercise such Stock Option in whole or in part to the extent it was exercisable (or became exercisable) at the time of his or her death, and after such twelve (12) month period the right to exercise the Stock Option shall cease.
(e) The exercise price of each share subject to a Stock Option shall, at the time of exercise of the Stock Option, be paid in full in cash, or with previously acquired shares of Company Common Stock having an aggregate Fair Market Value at such time equal to the exercise price, or in cash and such shares. To the extent permissible under applicable tax, securities and other laws, the Committee may, in its sole discretion, permit the Participant to satisfy the exercise price by directing the Company to withhold shares of Company Common Stock to which the Participant is entitled as a result of the exercise of a Stock Option.
(f) Upon the exercise of a Stock Option, a certificate or certificates representing the shares of Company Common Stock so purchased shall be delivered to the person entitled thereto or such shares shall be held in book entry form.
(g) An optionee shall have no rights as a shareholder with respect to shares subject to his or her Stock Option until such shares are issued to him or her and are fully paid, and no adjustment will be made for dividends or other rights for which the record date is prior thereto.
(h) Each Stock Option granted under the Plan shall by its terms be non-transferable by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by the optionee.
5

6.2 Restricted Stock and Restricted Stock Units.
(a) Vesting.  Restricted Stock and Restricted Stock Units will vest over such period as is determined by the Committee, subject to the first paragraph of Section 6.  Time-based Restricted Stock and Restricted Stock Units shall automatically vest upon a Participant’s termination of employment as a result of death or Disability, unless otherwise provided in the applicable Award Agreements.
(b) Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.  Restrictions on Restricted Stock and Restricted Stock Units may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter.  Delivery of Company Common Stock (or cash equivalent) in connection with the lapse of restrictions with respect to Restricted Stock Units shall occur at such times (which need not be at the time of the lapse of restrictions) as the Committee shall determine.  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee and further subject to the provisions of subsection (e) below).  In the case of Restricted Stock Units, no shares of Company Common Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award.
(c) Forfeiture.  Except as otherwise determined by the Committee or as otherwise set forth herein or in an applicable Award Agreement, upon termination of employment or service during the applicable restriction period, Restricted Stock and Restricted Stock Units that are at that time subject to restrictions shall be forfeited and, in the case of Restricted Stock, reacquired by the Company; provided, however, that the Committee may determine in any Award Agreement or otherwise, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(d) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including in book-entry form.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.  With respect to Restricted Stock Units, settlement shall be made in Company Common Stock, cash, or a combination of the two, as determined by the Committee.
 (e) Dividends, Dividend Equivalents and Splits.  (i) As a condition to the grant of an Award of Restricted Stock, the Committee may provide that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Company Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind; provided, however, in the case of either (A) or (B), any cash, shares or additional Restricted Stock shall be credited to the Participant’s account and shall be subject to the same terms and conditions as the underlying Restricted Stock to which it relates.  (ii) With respect to Restricted Stock Units, the Committee shall determine whether the Restricted Stock Unit Award will be credited with dividend equivalents equal to dividends paid on Stock during the restricted period and, if so, when and in what form such dividend
6

equivalents will be paid.  Any dividend equivalents credited with respect to a Restricted Stock Unit Award shall be subject to the same terms and conditions as the underlying Restricted Stock Unit Award to which such dividend equivalents relate. (iii) Company Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Company Common Stock or other property relates.  For purposes of clarity, in no event shall any dividends or dividend equivalents be paid unless and until the Award associated with such dividend or dividend equivalent has vested.
6.3 Non-Employee Director Fee Program. The Committee may grant Awards in the form of shares of Company Common Stock to Non-Employee Directors under the Company’s Directors Fee Program, as may be in effect from time to time.  Notwithstanding anything herein to the contrary, such Awards need not be evidenced by an Award Agreement.
6.4 Other Awards. The Committee may from time to time grant shares of Company Common Stock, other stock-based and non-stock-based Awards (including, without limitation, Awards pursuant to which shares of Company Common Stock are or may in the future be acquired), Awards denominated in stock units, securities convertible into shares of Company Common Stock, stock appreciation rights, performance shares, phantom securities and dividend equivalents.  Any such Awards granted pursuant to this Section 6.4 may be settled in shares of Common Stock, cash or other property, as determined by the Committee in its discretion, as provided in the Award Agreement. The Committee shall determine the terms and conditions of such Awards; provided, however, that such Awards shall not be inconsistent with the terms and purposes of the Plan.
7. Award Agreements.
Each Award granted under the Plan shall be evidenced by an Award Agreement setting forth the number of shares of Company Common Stock subject to the Award, and such other terms and conditions applicable to the Award as are determined by the Committee.  By acceptance of an Award, the Participant thereby agrees to such terms and conditions and to the terms of the Plan pertaining thereto.
8. Term of Plan.
The Plan shall terminate on February 19, 2030 (ten years after the date of its adoption by the Board) or upon any earlier termination date established by action of the Board, and no Awards shall be granted thereafter.  Such termination shall not affect the validity of any Awards then outstanding.
9. Adjustment Provisions.
(a) If through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding shares of Company Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to shares of Company Common Stock or other securities, then the aggregate number of shares of Company Common Stock subject to the Plan, the number of shares of Company Common Stock subject to each outstanding Award, and the exercise price per share in each such outstanding Award, shall be proportionately adjusted.
(b) Any adjustments under this Section 9 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  No fractional shares will be issued pursuant to an Award on account of any such adjustments.
7

(c) No adjustments shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of an Incentive Stock Option or a grant of additional benefits to a Participant who has been granted an Incentive Stock Option.
10. Amendments and Discontinuance.
The Board may amend, suspend or discontinue the Plan, but may not, without the prior approval of the shareholders of the Company, make any amendment (i) which operates: (a) to abolish the Committee, change the qualification of its members or withdraw its authority to interpret or administer the Plan; (b) to make any material change in the class of eligible Employees under the Plan; (c) to increase the total number of shares for which Awards may be granted under the Plan except as permitted by the provisions of Section 9 hereof; (d) to extend the term of the Plan; (e) to permit adjustments or reductions of the price at which shares may be acquired under an Award previously-granted under the Plan except as permitted by the provisions of Section 9 hereof; (f) to extend the maximum Incentive Stock Option period; or (g) to decrease the minimum Incentive Stock Option price; or (ii) which otherwise requires approval under the rules of any stock exchange upon which the Company’s securities are then listed.
11. Continuance of Employment or Service as a Non-Employee Director.
Neither the Plan nor the grant of any Award hereunder shall interfere with or limit in any way the right of the Company to terminate any Employee’s employment or to terminate the service of any Non-Employee Director at any time and for any reason, nor shall the Plan or the grant of any Award hereunder impose any obligation on the Company to continue the employment of any Employee or the service of any Non-Employee Director.
12. Tax Withholding.
The Participant shall be responsible for the payment of all federal, state and local taxes relating to the grant, vesting or exercise of any Award granted under the Plan.  The Company shall have the power to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award granted under the Plan.  To the extent permissible under applicable tax, securities and other laws, the Committee may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by directing the Company to withhold shares of Company Common Stock to which the Participant is entitled as a result of the exercise of a Stock Option or stock-settled stock appreciation rights award or the lapse of restrictions on shares of Restricted Stock or delivery of Company Common Stock in connection with Restricted Stock Units.
13. Required Notifications by Participant.
(a) If any Participant shall, in connection with an Award, make an election pursuant to Section 83(b) of the Code (whereby the Participant elects to include in gross income in the year of the transfer the amount specified in Section 83(b) of the Code), then such Participant shall notify the Company of such election within ten (10) days of the filing of such election with the Internal Revenue Service.
(b) If any Participant shall dispose of shares of Company Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (whereby the Participant makes a disqualifying disposition of the shares before expiration of the applicable holding periods), then such Participant shall notify the Company of such disqualifying disposition within ten (10) days of the disposition.
8

14. Limits of Liability.
(a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon the contractual obligations created by the Plan and the applicable Award Agreement.
(b) Neither the Company, nor any member of the Board or the Committee, nor any other person participating in the determination of any question under the Plan or the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith, under the Plan.
15. Requirements of Law.
The grant of Awards and the issuance of shares of Company Common Stock upon the exercise of an Award shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.
16. Governing Law.
The Plan, and all Award Agreements hereunder, shall be construed pursuant to and in accordance with the laws of the State of Connecticut.  The parties to the Plan and each Award Agreement agree that the state and federal courts of Connecticut shall have jurisdiction over any suit, action or proceeding arising out of, or in any way related to, the Plan or any Award Agreement.  The parties waive, to the fullest extent permitted by law, any objection which any of them may have to the venue of any such suit, action or proceeding brought in such courts, and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum.  In the event that any party shall not have appointed an agent for service of process in Connecticut, the party agrees that it may be served with process by registered or certified mail, return receipt requested, to the party at its respective address as reflected on the records of the Company.  All notices shall be deemed to have been given as of the date so delivered or mailed.
17. Effective Date. The Plan shall be effective as of the Approval Date.
IN WITNESS WHEREOF, the undersigned has executed this Plan on behalf of the Company as of February 19, 2020 (the date of the Plan’s adoption by the Board).

THE EASTERN COMPANY
Witness:
By:
/s/___________________________	Name:
Its Secretary	Title:

9

VOTE BY INTERNET www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/28/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy
The Eastern Company	materials, you can consent to receiving all future proxy statements, proxy cards
112 Bridge Street	and annual reports electronically via e-mail or the Internet. To sign up for
Naugatuck, CT 06770-0460	electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59
P.M. ET on 04/28/2020. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,
NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                                  KEEP THIS PORTION FOR YOUR RECORDS
__________________________________________________________________________________________________________________________
DETACH AND RETURN THIS PORTION ONLY

                                                                                          THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR ALL the following:

For  Withhold  For All  To withhold authority to vote for any
All       All          Except   individual nominee(s), mark "For Al
                                          Except" and write the number(s) of the
                                                         [ ]             [ ]      [ ]     nominee(s) on the line below.

1.  Election of Directors

Nominees

    01   Fredrick D. DiSanto          02   John W. Everets    03   Charles W. Henry        04   Michael A. McManus Jr.
05   James A. Mitarotonda       06   Peggy B. Scott         07   August M. Vlak

The Board of Directors recommends you vote FOR proposals 2 and 3.

                   For                Against            Abstain

2. Approve and adopt The Eastern Company 2020 Stock Incentive Plan.                                         [ ]         [ ]        [ ]

                   For                Against            Abstain

3.  Advisory vote to approve the compensation of the named executive officers.          [ ]         [ ]        [ ]

                                                     For      Against    Abstain

4.  Ratify the appointment of the independent registered public accounting firm         [ ]         [ ]          [ ]
    (Fiondella, Milone & LaSaracina LLP) for fiscal year 2020.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Note: A vote to withhold authority to vote for any nominee(s) is treated as a vote against the nominee(s).

For address change/comments, mark here.   [ ]
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

____________________________________      __________________________________
Signature [PLEASE SIGN WITHIN BOX] Date    Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10K are available at www.proxyvote.com.

THE EASTERN COMPANY
  112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigning hereby appoints John L. Sullivan III and Nicholas A. Vlahos or any one of them, true and lawful attorneys and agents, with the power of substitution for the undersigned in his name, place and stead, to vote at the Annual Meeting of Shareholders of The Eastern Company on May 1, 2019 and any adjournments thereof, all shares of common stock of said Company which the undersigned would be entitled to vote, if then personally present, as specified on the reverse side of this card on proposals 1, 2, 3 and 4 and in their discretion on all other matters coming before the meeting.

This proxy will be voted as directed by the shareholder but if no choice is specified, it will be voted FOR ALL of the director nominees named on proposal 1 and FOR proposals 2, 3 and 4.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side